EXHIBIT 99.1

Tanger

SEPHORA

Tanger

crocs
Levi's
CONVERSE

SHAKE SHACK
BURGERS FROZEN CUSTARD FRIES

Clockwise from top left: The Promenade at Chenal – a Tanger property | Little Rock, AR; Tanger Outlets Phoenix; Tanger Outlets Columbus; Pinecrest – a Tanger property | Cleveland, OH.

Earnings Release and
Supplemental Operating and Financial Data for the
Quarter Ended March 31, 2025

News Release
Tanger Reports First Quarter 2025 Results
Tenant Demand Remains Robust
Maintains Strong, Low-Leveraged Balance Sheet

Greensboro, NC, April 30, 2025, Tanger® (NYSE:SKT), a leading owner and operator of outlet and open-air retail shopping destinations, today reported financial results and operating metrics for the three months ended March 31, 2025.

“I am pleased to announce another quarter of strong financial and operating results, which support our recent dividend increase and forward outlook,” said Stephen Yalof, President and Chief Executive Officer. “We are seeing continued momentum in our remerchandising strategy to elevate and diversify our tenant mix as we replace less productive tenants and add more desirable retailers, restaurants, and entertainment across our portfolio.”

Mr. Yalof continued, “We are encouraged by the consistent performance of our portfolio and the resilience of the value channel. Ongoing tenant demand and our robust leasing activity at positive spreads demonstrate the commitment our retail partners have to the Tanger platform. Given the current macroeconomic environment, we believe our strong, low-leveraged balance sheet and ample liquidity provide stability and the ability to remain opportunistic with our growth.”

First Quarter Results

•Net income available to common shareholders was $0.17 per share, or $19.0 million, compared to $0.20 per share, or $22.2 million, for the prior year period. The 2025 period includes a non-cash impairment charge of $0.04 per share, or $4.2 million, related to the center in Howell, Michigan that was sold in April 2025.
•Funds From Operations (“FFO”) available to common shareholders was $0.53 per share, or $62.7 million, compared to $0.51 per share, or $58.6 million, for the prior year period.
•Core Funds From Operations (“Core FFO”) available to common shareholders was $0.53 per share, or $62.7 million, compared to $0.52 per share, or $60.1 million, for the prior year period. Core FFO in the first quarter of 2024 excluded executive severance costs of $0.01 per share, which the Company does not consider to be indicative of its ongoing operating performance.

FFO and Core FFO are widely accepted supplemental non-GAAP financial measures used in the real estate industry to measure and compare the operating performance of real estate companies. Definitions of these non-GAAP financial measures and statements of the reasons why management believes these non-GAAP financial measures provide useful information to investors about the Company’s financial condition and results of operations, and, if applicable, the other purposes for which management uses the measures, as well as reconciliations of these non-GAAP financial measures to GAAP net income, can be found later in this release. Per share amounts for net income, FFO and Core FFO are on a diluted basis.

Operating Metrics

Below are key portfolio results for the total portfolio, including the Company’s pro rata share of unconsolidated joint ventures. Operating metrics for the first quarter of 2025 exclude the center in Howell, Michigan that was sold in April 2025.

•Occupancy was 95.8% on March 31, 2025, compared to 98.0% on December 31, 2024 and 96.5% on March 31, 2024, reflecting the timing of the Company’s remerchandising strategy focused on portfolio enhancement along with the closure of seasonal tenants. On a same center basis, occupancy was 95.9% on March 31, 2025, 98.2% on December 31, 2024 and 96.8% on March 31, 2024. The same center portfolio excludes The Promenade at Chenal and Pinecrest, which were acquired in the fourth quarter of 2024 and first quarter of 2025, respectively, and the center in Howell, Michigan for all periods presented.
•Same center net operating income (“Same Center NOI”), which is presented on a cash basis, increased 2.3% to $96.4 million for the first quarter of 2025 from $94.3 million for the first quarter of 2024 driven by higher rental revenues, partially offset by higher snow removal costs in the first quarter of 2025 and a benefit from certain expense refunds in the first quarter of 2024.
•Average tenant sales per square foot was $455 for the twelve months ended March 31, 2025 compared to $444 for the twelve months ended December 31, 2024 and $437 for the twelve months ended March 31, 2024, reflecting the Company’s execution of its strategy to remerchandise, replace less productive tenants, and evolve its portfolio.
•On a same center basis (excluding The Promenade at Chenal, Pinecrest, Tanger Outlets Nashville and the center in Howell, Michigan), average tenant sales per square foot was $451 for the twelve months ended March 31, 2025 compared to $444 for the twelve months ended December 31, 2024 and $440 for the twelve months ended March 31, 2024.
i

•The occupancy cost ratio (“OCR”), representing annualized occupancy costs as a percentage of tenant sales, was 9.7% for the twelve months ended March 31, 2025 compared to 9.5% for the twelve months ended December 31, 2024 and 9.3% for the twelve months ended March 31, 2024.
•Lease termination fees (which are excluded from Same Center NOI) for the total portfolio totaled $451,000 for the first quarter of 2025 compared to $262,000 for the first quarter of 2024.

Same Center NOI is a supplemental non-GAAP financial measure of operating performance. A complete definition of Same Center NOI and a reconciliation to the nearest comparable GAAP measure can be found later in this release.

Leasing Activity

Leasing activity in the Company’s portfolio continues to be robust. For the total domestic portfolio, including the Company’s pro rata share of domestic unconsolidated joint ventures, total renewed or re-tenanted leases (including leases for both comparable and non-comparable space) executed during the twelve months ended March 31, 2025 included 545 leases, totaling 2.5 million square feet, compared to 542 leases, totaling 2.3 million square feet, during the twelve months ended March 31, 2024.

Blended average rental rates were positive for the 13th consecutive quarter at 14.1% on a cash basis for leases executed for comparable space during the twelve months ended March 31, 2025. These blended rent spreads are comprised of re-tenanted rent spreads of 33.2% and renewal rent spreads of 12.3%.

As of April 30, 2025, the Company had renewals executed or in process for 56.7% of the space scheduled to expire during 2025 compared to 46.6% of expiring 2024 space as of April 30, 2024 (total portfolio, including the Company’s pro rata share of unconsolidated joint ventures).

Transaction Activity

In February 2025, the Company completed the acquisition of Pinecrest, a 639,000-square-foot open-air, grocery-anchored mixed-use center located in Cleveland, Ohio, for $167.0 million using cash on hand and available liquidity. Pinecrest opened in 2018 as Northeast Ohio’s premier retail and entertainment destination and has become the go-to choice for retailers seeking market entry, making it the sole market presence for many popular brands. Tanger’s acquisition of Pinecrest also included the center’s upscale onsite residential and office components. Management estimates the center to deliver an eight percent return during the first year, with potential for additional growth over time. For additional information on this acquisition, please see the related press release and presentation available at investors.tanger.inc.

In April 2025, the Company sold a non-core center in Howell, Michigan for $17.0 million, which resulted in a non-cash impairment charge of $4.2 million recorded in the first quarter of 2025.

Balance Sheet and Liquidity

In April 2025, the mortgage for Tanger Outlets Memphis was refinanced, increasing the outstanding borrowings from $51.7 million to $61.7 million and extending the maturity date from October 2026 to April 2030. The stated interest rate remained unchanged at Adjusted Secured Overnight Financing Rate (“SOFR”) + 2.0%.

Additionally, in April 2025, the Company entered into $75 million of forward-starting swaps that commence on February 1, 2026 and mature on April 1, 2028 addressing $75 million of interest rate swaps that expire on February 1, 2026. Collectively, the forward-starting swaps fix the Adjusted SOFR base rate at a weighted average of 3.3% compared to 3.5% on this tranche of swaps.

The following balance sheet and liquidity metrics are presented for the total portfolio, including the Company’s pro rata share of unconsolidated joint ventures. As of March 31, 2025:

•Net debt to Adjusted EBITDAre (calculated as Net debt divided by Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“Adjusted EBITDAre”)) was 5.2x for the twelve months ended March 31, 2025 compared to 4.8x for the year ended December 31, 2024.
•Interest coverage ratio (calculated as Adjusted EBITDAre divided by interest expense) was 4.6x for both the first quarter of 2025 and the twelve months ended March 31, 2025.
•Cash and cash equivalents totaled $16.0 million with $481.0 million of availability on the Company’s $620.0 million unsecured lines of credit and $69.7 million of proceeds available from the potential future settlement of forward sale agreements under the Company’s at-the-market stock offering program.
•Total outstanding debt aggregated $1.7 billion with $205.2 million (principal) of floating rate debt, representing approximately 12% of total debt outstanding and 4% of total enterprise value.
•Weighted average interest rate was 4.1%, including current swaps, and weighted average term to maturity of outstanding debt, including extension options, was approximately 3.5 years.

•Approximately 92% of the total portfolio’s square footage was unencumbered by mortgages with secured debt of $217.5 million (principal), representing 13% of total debt outstanding.
•Funds Available for Distribution (“FAD”) payout ratio was 53% for the first quarter of 2025.

Adjusted EBITDAre, Net debt and FAD are supplemental non-GAAP financial measures of operating performance. Definitions of Adjusted EBITDAre, Net debt and FAD and reconciliations to the nearest comparable GAAP measures are included later in this release.

Dividend

In April 2025, the Company’s Board of Directors approved a 6.4% increase in the dividend for common shares from $1.10 to $1.17 per share on an annualized basis. Simultaneously, the Company’s Board of Directors authorized a quarterly cash dividend of $0.2925 per share, payable on May 15, 2025 to holders of record on April 30, 2025.

Guidance for 2025

Based on the Company’s results to date, its view on current market conditions, and its outlook for the remainder of 2025, management currently believes the Company’s full-year 2025 net income and FFO per share will be as follows:

For the year ending December 31, 2025:	Current		Previous
	Low Range	High Range	Low Range	High Range
Estimated diluted net income per share	$0.91	$0.99	$0.94	$1.02
Depreciation and amortization of real estate assets - consolidated and the Company’s share of unconsolidated joint ventures	1.28	1.28	1.28	1.28
Impairment charges - consolidated	0.04	0.04	—	—
Estimated diluted FFO per share (1)	$2.22	$2.30	$2.22	$2.30
The above estimates reflect the following key assumptions (dollars in millions):

For the year ending December 31, 2025:	Current		Previous
	Low Range	High Range	Low Range	High Range
Same Center NOI growth - total portfolio at pro rata share	2.0%	4.0%	2.0%	4.0%
General and administrative expense	$76.5	$79.5	$76.5	$79.5
Interest expense - consolidated	$63.5	$65.5	$63.5	$65.5
Other income (expense) (2)	$—	$1.0	$—	$1.0
Annual recurring capital expenditures, renovations and second generation tenant allowances	$55.0	$65.0	$55.0	$65.0
(1)     Amounts may not recalculate due to the effect of rounding.
(2)    Includes interest income.

Weighted average diluted common shares are expected to range from approximately 114.5 million to 115.5 million for earnings per share and 119.0 million to 120.0 million for FFO and Core FFO per share. The estimates above reflect the February 2025 acquisition of Pinecrest in Cleveland, Ohio, the April 2025 sale of the center in Howell, Michigan and the April 2025 refinancing of the Company’s mortgage in Southaven, Mississippi (Tanger Outlets Memphis). Guidance does not include the impact of any additional acquisition or sale of any outparcels, properties or joint venture interests, or any additional financing activity.

First Quarter 2025 Conference Call

Tanger will host a conference call to discuss its first quarter 2025 results for analysts, investors and other interested parties on Thursday, May 1, 2025, at 8:30 a.m. Eastern Time. To access the conference call, listeners should dial 1-877-605-1702. Alternatively, a live audio webcast of this call will be available to the public on Tanger’s Investor Relations website, investors.tanger.inc. A telephone replay of the call will be available from May 1, 2025 at approximately 11:30 a.m. through May 15, 2025 at 11:59 p.m. by dialing 1-877-660-6853, replay access code #13752440. An online archive of the webcast will also be available through May 15, 2025.

Upcoming Events

The Company is scheduled to participate in the following upcoming events:

•A tour of Tanger Outlets Charleston on May 8, 2025 in connection with Wells Fargo’s 28th Annual Real Estate Securities Conference held at Hotel Bennett in Charleston, SC from May 5 through May 7, 2025
•BMO’s North American Real Estate Conference held at the InterContinental New York Barclay in New York, NY on May 13, 2025
•A tour of Bridge Street Town Centre, a Tanger Property on May 14, 2025 in Huntsville, AL in connection with Evercore ISI’s Southeast Field Trip
•ICSC Las Vegas held at the Las Vegas Convention Center in Las Vegas, NV from May 19 through May 20, 2025
•A tour of Tanger National Harbor on May 28, 2025 in National Harbor, MD in connection with Bank of America’s Washington D.C. Retail Property Tour
•Nareit’s REITweek: 2025 Investor Conference held at the New York Hilton Midtown in New York, NY from June 3 through June 5, 2025, including a company presentation on June 4, 2025 at 9:30 a.m. Eastern Time. Additional details about the presentation, including a live audio webcast, will be available to the public on Tanger’s Investor Relations website, investors.tanger.inc
•A tour of Tanger Nashville on June 11, 2025 in Nashville, TN in connection with BMO’s Talladega Nights Deux Tour

About Tanger®

Tanger Inc. (NYSE: SKT) is a leading owner and operator of outlet and open-air retail shopping destinations, with over 44 years of expertise in the retail and outlet shopping industries. Tanger’s portfolio of 37 outlet centers, one adjacent managed center, and three open-air lifestyle centers includes over 16 million square feet well positioned across tourist destinations and vibrant markets in 21 U.S. states and Canada. A publicly traded REIT since 1993, Tanger continues to innovate the retail experience for its shoppers with over 3,000 stores operated by more than 700 different brand name companies. Tanger is furnishing a Form 8-K with the Securities and Exchange Commission (“SEC”) that includes a supplemental information package for the quarter ended March 31, 2025. For more information on Tanger, call 1-800-4TANGER or visit tanger.com.

The Company uses, and intends to continue to use, its Investor Relations website, which can be found at investors.tanger.inc, as a means of disclosing material nonpublic information and for complying with its disclosure obligations under Regulation FD. Additional information about the Company can also be found through social media channels. The Company encourages investors and others interested in the Company to review the information on its Investor Relations website and on social media channels. The information contained on, or that may be accessed through, our website or social media platforms is not incorporated by reference into, and is not a part of, this document.

Safe Harbor Statement
Certain statements made in this earnings release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and include this statement for purposes of complying with these safe harbor provisions. Forward-looking statements are generally identifiable by use of the words “anticipate,” “believe,” “can,” “continue,” “could,” “designed,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” and similar expressions that do not report historical matters. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Although we believe the expectations reflected in these forward-looking statements are based on reasonable assumptions, future events and actual results, performance, transactions or achievements, financial and otherwise, may differ materially from the results, performance, transactions or achievements expressed or implied by the forward-looking statements. As a result, you should not rely on or construe any forward-looking statements in this release as predictions of future events or as guarantees of future performance. We caution you not to place undue reliance on forward-looking statements, which speak only as of the date of this release. All of our forward-looking statements are qualified in their entirety by this statement.

There are a number of risks, uncertainties and other factors that could cause our actual results to differ materially from the forward-looking statements contained in or contemplated by this release. Any forward-looking statements should be considered in light of the risks, uncertainties and other factors referred to in Item 1A. “Risk Factors” in our Annual Report on Form 10-K and in our other filings with the SEC. Such risks and uncertainties include, but are not limited to: risks associated with general economic and financial conditions, including inflationary pressures and recessionary fears, newly-imposed and potentially additional U.S. tariffs and responsive non-U.S. tariffs, increased capital costs and capital markets volatility, increases in unemployment and reduced consumer confidence and spending; risks related to our ability to develop new retail centers or expand existing retail centers successfully; risks related to the financial performance and market value of our retail centers and the potential for reductions in asset valuations and related impairment charges; our dependence on rental income from real property; the relative illiquidity of real property investments; failure of our acquisitions or dispositions of retail centers to achieve anticipated results; competition for the acquisition and development of retail centers, and our inability to complete the acquisitions of retail centers we may identify; competition for tenants with competing retail centers and our inability to execute leases with tenants on terms consistent with our expectations; the diversification of our tenant mix and our entry into the operation of full price retail may not achieve our expected results; risks associated with environmental regulations; risks associated with possible terrorist activity or other acts or threats of violence and threats to public safety; risks related to international military conflicts, international trade disputes and foreign currency volatility; the fact that certain of our leases include co-tenancy and/or sales-based provisions that may allow a tenant to pay reduced rent and/or terminate a lease prior to its natural expiration; our dependence on the results of operations of our retailers and their bankruptcy, early termination or closing could adversely affect us; the impact of geopolitical conflicts; the immediate and long-term impact of the outbreak of a highly infectious or contagious disease on our tenants and on our business (including the impact of actions taken to contain the outbreak or mitigate its impact); the fact that certain of our properties are subject to ownership interests held by third parties, whose interests may conflict with ours; risks related to climate change; risks related to uninsured losses; the risk that consumer, travel, shopping and spending habits may change; risks associated with our Canadian investments; risks associated with attracting and retaining key personnel; risks associated with debt financing; risks associated with our guarantees of debt for, or other support we may provide to, joint venture properties; the effectiveness of our interest rate hedging arrangements; our potential failure to qualify as a REIT; our legal obligation to pay dividends to our shareholders; legislative or regulatory actions that could adversely affect our shareholders; our dependence on distributions from the Operating Partnership to meet our financial obligations, including dividends; risks of costs and disruptions from cyber-attacks or acts of cyber-terrorism on our information systems or on third party systems that we use; unanticipated threats to our business from changes in information and other technologies, including artificial intelligence; and the uncertainties of costs to comply with regulatory changes and other important factors which may cause actual results to differ materially from current expectations include, but are not limited to, those set forth under Item 1A - “Risk Factors” in the Company’s and the Operating Partnership’s Annual Report on Form 10-K for the year ended December 31, 2024, and in other reports that we file with the SEC.

Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Investor Contact Information	Media Contact Information

Doug McDonald	KWT Global
SVP, Treasurer and Investments	Tanger@kwtglobal.com
336-856-6066
tangerir@tanger.com

v

TANGER INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(Unaudited)

	Three months ended
	March 31,
	2025	2024
Revenues:
Rental revenues	$129,285	$117,809
Management, leasing and other services	2,407	2,278
Other revenues	3,671	3,284
Total revenues	135,363	123,371
Expenses:
Property operating	41,820	35,465
General and administrative (1)	18,993	19,490
Impairment charges	4,249	—
Depreciation and amortization	37,146	33,860
Total expenses	102,208	88,815
Other income (expense):
Interest expense	(15,772)	(14,353)
Other income (expense)	217	587
Total other income (expense)	(15,555)	(13,766)
Income before equity in earnings of unconsolidated joint ventures	17,600	20,790
Equity in earnings of unconsolidated joint ventures	2,399	2,516
Net income	19,999	23,306
Noncontrolling interests in Operating Partnership	(798)	(973)
Noncontrolling interests in other consolidated partnerships	—	80
Net income attributable to Tanger Inc.	19,201	22,413
Allocation of earnings to participating securities	(202)	(231)
Net income available to common shareholders of Tanger Inc.	$18,999	$22,182

Basic earnings per common share:
Net income	$0.17	$0.20

Diluted earnings per common share:
Net income	$0.17	$0.20
(1)The 2024 period includes $1.6 million of executive severance costs.

TANGER INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)
(Unaudited)

	March 31,	December 31,
	2025	2024
Assets
Rental property:
Land	$332,010	$311,355
Buildings, improvements and fixtures	3,173,065	3,089,239
Construction in progress	8,531	7,453
	3,513,606	3,408,047
Accumulated depreciation	(1,423,009)	(1,428,017)
Total rental property, net	2,090,597	1,980,030
Cash and cash equivalents	10,156	46,992
Rental property held for sale	16,628	—
Investments in unconsolidated joint ventures	64,482	65,665
Deferred lease costs and other intangibles, net	104,792	85,028
Operating lease right-of-use assets	75,762	76,099
Prepaids and other assets	115,442	127,369
Total assets	$2,477,859	$2,381,183

Liabilities and Equity
Liabilities
Debt:
Senior, unsecured notes, net	$1,042,182	$1,041,710
Unsecured term loan, net	323,402	323,182
Mortgages payable, net	58,506	58,867
Unsecured lines of credit	139,000	—
Total debt	1,563,090	1,423,759
Accounts payable and accrued expenses	75,075	107,775
Operating lease liabilities	84,144	84,499
Other liabilities	95,537	85,476
Total liabilities	1,817,846	1,701,509
Commitments and contingencies
Equity
Tanger Inc.:
Common shares, $0.01 par value, 300,000,000 shares authorized, 113,173,206 and 112,738,633 shares issued and outstanding at March 31, 2025 and December 31, 2024, respectively	1,132	1,127
Paid in capital	1,187,104	1,190,746
Accumulated distributions in excess of net income	(524,846)	(511,816)
Accumulated other comprehensive loss	(29,495)	(27,687)
Equity attributable to Tanger Inc.	633,895	652,370
Equity attributable to noncontrolling interests:
Noncontrolling interests in Operating Partnership	26,118	27,304
Noncontrolling interests in other consolidated partnerships	—	—
Total equity	660,013	679,674
Total liabilities and equity	$2,477,859	$2,381,183

TANGER INC. AND SUBSIDIARIES
CENTER INFORMATION (1)
(Unaudited)

	March 31,
	2025	2024
Gross Leasable Area Open at End of Period (in thousands):
Consolidated	13,298	12,692
Unconsolidated	2,113	2,113
Pro rata share of unconsolidated	1,056	1,056
Managed	758	758

Total Owned and/or Managed Properties (2)	16,169	15,562
Total Owned Properties including pro rata share of unconsolidated JVs (2)	14,355	13,748

Centers in Operation at End of Period:
Consolidated	33	32
Unconsolidated	6	6
Managed	2	2
Total Owned and/or Managed Properties	41	40

Ending Occupancy:
Consolidated (3)	95.7%	96.4%
Unconsolidated	97.2%	97.4%
Total Owned Properties including pro rata share of unconsolidated JVs (3)	95.8%	96.5%
Total Owned Properties including pro rata share of unconsolidated JVs - Same Center (4)	95.9%	96.8%

Total U.S. States Operated in at End of Period (5)	21	20
(1)Operating metrics for March 2025 exclude the center in Howell, Michigan that was sold in April 2025.
(2)Amounts may not recalculate due to the effect of rounding.
(3)March 2025 ending occupancy includes the results of The Promenade at Chenal and Pinecrest, which were acquired in the fourth quarter of 2024 and the first quarter of 2025, respectively.
(4)Excludes the results of The Promenade at Chenal and Pinecrest for March 2025 and the center in Howell, Michigan for March 2024.
(5)The Company also has an ownership interest in two centers located in Ontario, Canada.

TANGER INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP SUPPLEMENTAL MEASURES (1)
(in thousands, except per share)
(Unaudited)

Below is a reconciliation of Net Income to FFO and Core FFO:

	Three months ended
	March 31,
	2025	2024
Net income	$19,999	$23,306
Adjusted for:
Depreciation and amortization of real estate assets - consolidated	35,978	33,052
Depreciation and amortization of real estate assets - unconsolidated joint ventures	2,860	2,540
Impairment charges - consolidated	4,249	—
FFO	63,086	58,898
FFO attributable to noncontrolling interests in other consolidated partnerships	—	80
Allocation of earnings to participating securities	(356)	(418)
FFO available to common shareholders (2)	$62,730	$58,560
As further adjusted for:
Executive departure-related adjustments (3)	—	1,554
Impact of above adjustments to the allocation of earnings to participating securities	—	(10)
Core FFO available to common shareholders (2)	$62,730	$60,104
FFO available to common shareholders per share - diluted (2)	$0.53	$0.51
Core FFO available to common shareholders per share - diluted (2)	$0.53	$0.52

Weighted Average Shares:
Basic weighted average common shares	112,396	108,369
Effect of dilutive securities:
Equity awards	1,557	1,654
Diluted weighted average common shares (for earnings per share computations)	113,953	110,023
Exchangeable operating partnership units	4,676	4,708
Diluted weighted average common shares (for FFO and Core FFO per share computations) (2)	118,629	114,731
(1)Refer to Non-GAAP Definitions beginning on page xv for definitions of the non-GAAP supplemental measures used in this release.
(2)Assumes the Class A common limited partnership units of the Operating Partnership held by the noncontrolling interests are exchanged for common shares of the Company. Each Class A common limited partnership unit is exchangeable for one of the Company’s common shares, subject to certain limitations to preserve the Company’s REIT status.
(3)For the 2024 period, represents executive severance costs.

Below is a reconciliation of FFO to FAD (1):

	Three months ended
	March 31,
	2025	2024
FFO available to common shareholders	$62,730	$58,560
Adjusted for:
Corporate depreciation	1,168	808
Amortization of finance costs	940	832
Amortization of net debt discount	205	174
Amortization of equity-based compensation	2,926	3,497
Straight-line rent adjustments	418	511
Market rent adjustments	(402)	95
Second generation tenant allowances and lease incentives	(3,439)	(4,283)
Capital improvements	(3,047)	(5,357)
Adjustments from unconsolidated joint ventures	(286)	(103)
FAD available to common shareholders (2)	$61,213	$54,734
Dividends per share	$0.275	$0.260
FFO payout ratio	52%	51%
FAD payout ratio	53%	54%
Diluted weighted average common shares (2)	118,629	114,731
(1)Refer to page ix for a reconciliation of net income to FFO available to common shareholders.
(2)Assumes the Class A common limited partnership units of the Operating Partnership held by the noncontrolling interests are exchanged for common shares of the Company. Each Class A common limited partnership unit is exchangeable for one of the Company’s common shares, subject to certain limitations to preserve the Company’s REIT status.

x

Below is a reconciliation of Net Income to Portfolio NOI and Same Center NOI for the consolidated portfolio and total portfolio at pro rata share:

	Three months ended
	March 31,
	2025	2024
Net income	$19,999	$23,306
Adjusted to exclude:
Equity in earnings of unconsolidated joint ventures	(2,399)	(2,516)
Interest expense	15,772	14,353
Other income	(217)	(587)
Impairment charges	4,249	—
Depreciation and amortization	37,146	33,860
Other non-property income	(40)	(395)
Corporate general and administrative expenses	19,016	19,489
Non-cash adjustments (1)	6	609
Lease termination fees	(450)	(262)
Portfolio NOI - Consolidated	93,082	87,857
Non-same center NOI - Consolidated	(4,037)	(846)
Same Center NOI - Consolidated (2)	$89,045	$87,011

Portfolio NOI - Consolidated	$93,082	$87,857
Pro rata share of unconsolidated joint ventures (3)	7,340	7,241
Portfolio NOI - Total portfolio at pro rata share (3)	100,422	95,098
Non-same center NOI - Total portfolio at pro rata share (3)	(4,037)	(846)
Same Center NOI - Total portfolio at pro rata share (2) (3)	$96,385	$94,252
(1)Non-cash items include straight-line rent, above and below market rent amortization, straight-line rent expense on land leases, and gains or losses on outparcel sales, as applicable.
(2)Centers excluded from Same Center NOI:

Little Rock	December 2024	Acquired	Consolidated
Cleveland	February 2025	Acquired	Consolidated
Howell	March 2025	Held for Sale	Consolidated
(3)Pro rata share metrics are presented on a constant currency basis. Constant currency is a non-GAAP measure, calculated by applying the average foreign exchange rate for the current period to all periods presented.

Reconciliation of Net Income to Adjusted EBITDA (in thousands)

	Three months ended
	March 31,
	2025	2024
Net income	$19,999	$23,306
Adjusted to exclude:
Interest expense, net	15,496	14,151
Income tax expense (benefit)	94	(335)
Depreciation and amortization	37,146	33,860
Impairment charges - consolidated	4,249	—
Compensation-related adjustments (1)	—	1,554
Adjusted EBITDA	$76,984	$72,536

	Twelve months ended
	March 31,	December 31,
	2025	2024
Net income	$99,453	$102,760
Adjusted to exclude:
Interest expense, net	60,759	59,414
Income tax expense (benefit)	474	45
Depreciation and amortization	141,976	138,690
Impairment charges - consolidated	4,249	—
Compensation-related adjustments (1)	—	1,554
Adjusted EBITDA	$306,911	$302,463
(1)For the 2024 period, represents executive severance costs.

Reconciliation of Net Income to EBITDAre and Adjusted EBITDAre (in thousands)

	Three months ended
	March 31,
	2025	2024
Net income	$19,999	$23,306
Adjusted to exclude:
Interest expense, net	15,496	14,151
Income tax expense (benefit)	94	(335)
Depreciation and amortization	37,146	33,860
Impairment charges - consolidated	4,249	—
Pro rata share of interest expense - unconsolidated joint ventures	2,134	2,169
Pro rata share of depreciation and amortization - unconsolidated joint ventures	2,860	2,540
EBITDAre	$81,978	$75,691
Compensation-related adjustments (1)	—	1,554
Adjusted EBITDAre	$81,978	$77,245

	Twelve months ended
	March 31,	December 31,
	2025	2024
Net income	$99,453	$102,760
Adjusted to exclude:
Interest expense, net	60,759	59,414
Income tax expense (benefit)	474	45
Depreciation and amortization	141,976	138,690
Impairment charges - consolidated	4,249	—
Pro rata share of interest expense - unconsolidated joint ventures	8,690	8,725
Pro rata share of depreciation and amortization - unconsolidated joint ventures	9,654	9,334
EBITDAre	$325,255	$318,968
Compensation-related adjustments (1)	—	1,554
Adjusted EBITDAre	$325,255	$320,522
(1)For the 2024 period, represents executive severance costs.

Below is a reconciliation of Total debt to Net debt for the consolidated portfolio and total portfolio at pro rata share:

	March 31, 2025
	Consolidated	Pro Rata Share of Unconsolidated JVs	Total at Pro Rata Share

Total debt	$1,563,090	$158,256	$1,721,346
Less:
Cash and cash equivalents	(10,156)	(5,818)	(15,974)
Net debt	$1,552,934	$152,438	$1,705,372

	December 31, 2024
	Consolidated	Pro Rata Share of Unconsolidated JVs	Total at Pro Rata Share

Total debt	$1,423,759	$158,596	$1,582,355
Less:
Cash and cash equivalents	(46,992)	(8,740)	(55,732)
Net debt	$1,376,767	$149,856	$1,526,623

NON-GAAP DEFINITIONS

Funds From Operations

Funds From Operations (“FFO”) is a widely used measure of the operating performance for real estate companies that supplements net income (loss) determined in accordance with generally accepted accounting principles in the United States (“GAAP”). We determine FFO based on the definition set forth by the National Association of Real Estate Investment Trusts (“Nareit”), of which we are a member. In December 2018, Nareit issued “Nareit Funds From Operations White Paper - 2018 Restatement,” which clarifies, where necessary, existing guidance and consolidates alerts and policy bulletins into a single document for ease of use. Nareit defines FFO as net income (loss) available to the Company’s common shareholders computed in accordance with GAAP, excluding (i) depreciation and amortization related to real estate, (ii) gains or losses from sales of certain real estate assets, (iii) gains and losses from change in control, (iv) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity and (v) after adjustments for unconsolidated partnerships and joint ventures calculated to reflect FFO on the same basis.

FFO is intended to exclude historical cost depreciation of real estate as required by GAAP, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization of real estate assets, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income (loss).

We present FFO because we consider it an important supplemental measure of our operating performance. In addition, a portion of cash bonus compensation to certain members of management is based on our FFO or Core FFO, which is described in the section below. We believe it is useful for investors to have enhanced transparency into how we evaluate our performance and that of our management. In addition, FFO is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is also widely used by us and others in our industry to evaluate and price potential acquisition candidates. We believe that FFO payout ratio, which represents regular distributions to common shareholders and unitholders of the Operating Partnership expressed as a percentage of FFO, is useful to investors because it facilitates the comparison of dividend coverage between REITs. Nareit has encouraged its member companies to report their FFO as a supplemental, industry-wide standard measure of REIT operating performance.

FFO has significant limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•FFO does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•FFO does not reflect changes in, or cash requirements for, our working capital needs;

•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and FFO does not reflect any cash requirements for such replacements; and

•Other companies in our industry may calculate FFO differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, FFO should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or our dividend paying capacity. We compensate for these limitations by relying primarily on our GAAP results and using FFO only as a supplemental measure.

Core FFO

We present Core Funds From Operations (“Core FFO”) as a supplemental measure of our performance. We define Core FFO as FFO further adjusted to eliminate the impact of certain items that we do not consider indicative of our ongoing operating performance. These further adjustments are itemized in the table above. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating Core FFO you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of Core FFO should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

We present Core FFO because we believe it assists investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. In addition, we believe it is useful for investors to have enhanced transparency into how we evaluate management’s performance and the effectiveness of our business strategies. We use Core FFO when certain material, unplanned transactions occur as a factor in evaluating management’s performance and to evaluate the effectiveness of our business strategies, and may use Core FFO when determining incentive compensation.

Core FFO has limitations as an analytical tool. Some of these limitations are:

•Core FFO does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•Core FFO does not reflect changes in, or cash requirements for, our working capital needs;

•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Core FFO does not reflect any cash requirements for such replacements;

•Core FFO does not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations; and

•Other companies in our industry may calculate Core FFO differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, Core FFO should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Core FFO only as a supplemental measure.

Funds Available for Distribution

Funds Available for Distribution (“FAD”) is a non-GAAP financial measure that we define as FFO (defined as net income (loss) available to the Company’s common shareholders computed in accordance with GAAP, excluding (i) depreciation and amortization related to real estate, (ii) gains or losses from sales of certain real estate assets, (iii) gains and losses from change in control, (iv) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity and (v) after adjustments for unconsolidated partnerships and joint ventures calculated to reflect FFO on the same basis), excluding corporate depreciation, amortization of finance costs, amortization of net debt discount (premium), amortization of equity-based compensation, straight-line rent amounts, market rent amounts, second generation tenant allowances and lease incentives, recurring capital improvement expenditures, and our share of the items listed above for our unconsolidated joint ventures. Investors, analysts and the Company utilize FAD as an indicator of common dividend potential. The FAD payout ratio, which represents regular distributions to common shareholders and unitholders of the Operating Partnership expressed as a percentage of FAD, facilitates the comparison of dividend coverage between REITs.

We believe that net income (loss) is the most directly comparable GAAP financial measure to FAD. FAD does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of liquidity or our ability to make distributions. Other companies in our industry may calculate FAD differently than we do, limiting its usefulness as a comparative measure.

Portfolio Net Operating Income and Same Center Net Operating Income

We present portfolio net operating income (“Portfolio NOI”) and same center net operating income (“Same Center NOI”) as supplemental measures of our operating performance. Portfolio NOI represents our property level net operating income which is defined as total operating revenues less property operating expenses and excludes termination fees and non-cash adjustments including straight-line rent, net above and below market rent amortization, impairment charges, loss on early extinguishment of debt and gains or losses on the sale of assets recognized during the periods presented. We define Same Center NOI as Portfolio NOI for the properties that were operational for the entire portion of both comparable reporting periods and which were not acquired, or subject to a material expansion or non-recurring event, such as a natural disaster, during the comparable reporting periods. We present Portfolio NOI and Same Center NOI on both a consolidated and total portfolio, including pro rata share of unconsolidated joint ventures, basis.

We believe Portfolio NOI and Same Center NOI are non-GAAP metrics used by industry analysts, investors and management to measure the operating performance of our properties because they provide performance measures directly related to the revenues and expenses involved in owning and operating real estate assets and provide a perspective not immediately apparent from net income (loss), FFO or Core FFO. Because Same Center NOI excludes properties developed, redeveloped, acquired and sold; as well as non-cash adjustments, gains or losses on the sale of outparcels and termination rents; it highlights operating trends such as occupancy levels, rental rates and operating costs on properties that were operational for both comparable periods. Portfolio NOI and Same Center NOI should not be considered alternatives to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity or our ability to make distributions. Other REITs may use different methodologies for calculating Portfolio NOI and Same Center NOI, and accordingly, our Portfolio NOI and Same Center NOI may not be comparable to other REITs.

Portfolio NOI and Same Center NOI should not be considered alternatives to net income (loss) or as an indicator of our financial performance since they do not reflect the entire operations of our portfolio, nor do they reflect the impact of general and administrative expenses, acquisition-related expenses, interest expense, depreciation and amortization costs, other non-property income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact our results from operations. Because of these limitations, Portfolio NOI and Same Center NOI should not be viewed in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Portfolio NOI and Same Center NOI only as supplemental measures.

Adjusted EBITDA, EBITDAre and Adjusted EBITDAre

We present Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) as adjusted for items described below (“Adjusted EBITDA”), EBITDA for Real Estate (“EBITDAre”) and Adjusted EBITDAre, all non-GAAP measures, as supplemental measures of our operating performance. Each of these measures is defined as follows:

We define Adjusted EBITDA as net income (loss) available to the Company’s common shareholders computed in accordance with GAAP before net interest expense, income taxes (if applicable), depreciation and amortization, gains and losses on sale of operating properties, joint venture properties, outparcels and other assets, impairment write-downs of depreciated property and of investment in unconsolidated joint ventures caused by a decrease in value of depreciated property in the affiliate, compensation related to voluntary retirement plan and other executive officer severance, certain executive departure-related adjustments, gain on sale of non-real estate asset, casualty gains and losses, gains and losses on early extinguishment of debt, net and other items that we do not consider indicative of the Company’s ongoing operating performance.

We determine EBITDAre based on the definition set forth by Nareit, which is defined as net income (loss) available to the Company’s common shareholders computed in accordance with GAAP before net interest expense, income taxes (if applicable), depreciation and amortization, gains and losses on sale of operating properties, gains and losses on change of control and impairment write-downs of depreciated property and of investment in unconsolidated joint ventures caused by a decrease in value of depreciated property in the affiliate and after adjustments to reflect our share of the EBITDAre of unconsolidated joint ventures.

Adjusted EBITDAre is defined as EBITDAre excluding gains and losses on early extinguishment of debt, net, casualty gains and losses, compensation related to voluntary retirement plan and other executive officer severance, gain on sale of non-real estate asset, gains and losses on sale of outparcels, and other items that that we do not consider indicative of the Company’s ongoing operating performance.

We present Adjusted EBITDA, EBITDAre and Adjusted EBITDAre as we believe they are useful for investors, creditors and rating agencies as they provide additional performance measures that are independent of a Company’s existing capital structure to facilitate the evaluation and comparison of the Company’s operating performance to other REITs and provide a more consistent metric for comparing the operating performance of the Company’s real estate between periods.
Adjusted EBITDA, EBITDAre and Adjusted EBITDAre have significant limitations as analytical tools, including:

•They do not reflect our net interest expense;

•They do not reflect gains or losses on sales of operating properties or impairment write-downs of depreciated property and of investment in unconsolidated joint ventures caused by a decrease in value of depreciated property in the affiliate;

•Adjusted EBITDA and Adjusted EBITDAre do not reflect gains and losses on extinguishment of debt and other items that may affect operations; and

•Other companies in our industry may calculate these measures differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, Adjusted EBITDA, EBITDAre and Adjusted EBITDAre should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA, EBITDAre and Adjusted EBITDAre only as supplemental measures.

Net Debt

We define Net debt as total debt less cash and cash equivalents and short-term investments and present this metric for both the consolidated portfolio and for the total portfolio, including the consolidated portfolio and the Company’s pro rata share of unconsolidated joint ventures. Net debt is a component of the Net debt to Adjusted EBITDA ratio, which is defined as Net debt for the respective portfolio divided by Adjusted EBITDA (consolidated portfolio) or Adjusted EBITDAre (total portfolio at pro rata share). We use the Net debt to Adjusted EBITDA and the Net debt to Adjusted EBITDAre ratios to evaluate the Company’s leverage. We believe this measure is an important indicator of the Company’s ability to service its long-term debt obligations.

Supplemental Operating and Financial Data for the
Quarter and Year Ended March 31, 2025

Notice
For a more detailed discussion of the factors that affect our operating results, interested parties should review the Tanger Inc. Annual Report on Form 10-K for the year ended December 31, 2024 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, when available.

This Supplemental Operating and Financial Data is not an offer to sell or a solicitation to buy any securities of the Company. Any offers to sell or solicitations to buy any securities of the Company shall be made only by means of a prospectus.

Safe Harbor Statement

Certain statements made in this supplement contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and include this statement for purposes of complying with these safe harbor provisions. Forward-looking statements are generally identifiable by use of the words “anticipate,” “believe,” “can,” “continue,” “could,” “designed,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” and similar expressions that do not report historical matters. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Although we believe the expectations reflected in these forward-looking statements are based on reasonable assumptions, future events and actual results, performance, transactions or achievements, financial and otherwise, may differ materially from the results, performance, transactions or achievements expressed or implied by the forward-looking statements. As a result, you should not rely on or construe any forward-looking statements in this supplement as predictions of future events or as guarantees of future performance. We caution you not to place undue reliance on forward-looking statements, which speak only as of the date of this supplement. All of our forward-looking statements are qualified in their entirety by this statement.

There are a number of risks, uncertainties and other factors that could cause our actual results to differ materially from the forward-looking statements contained in or contemplated by this supplement. Any forward-looking statements should be considered in light of the risks, uncertainties and other factors referred to in Item 1A. “Risk Factors” in our Annual Report on Form 10-K and in our other filings with the SEC. Such risks and uncertainties include, but are not limited to: risks associated with general economic and financial conditions, including inflationary pressures and recessionary fears, newly-imposed and potentially additional U.S. tariffs and responsive non-U.S. tariffs, increased capital costs and capital markets volatility, increases in unemployment and reduced consumer confidence and spending; risks related to our ability to develop new retail centers or expand existing retail centers successfully; risks related to the financial performance and market value of our retail centers and the potential for reductions in asset valuations and related impairment charges; our dependence on rental income from real property; the relative illiquidity of real property investments; failure of our acquisitions or dispositions of retail centers to achieve anticipated results; competition for the acquisition and development of retail centers, and our inability to complete the acquisitions of retail centers we may identify; competition for tenants with competing retail centers and our inability to execute leases with tenants on terms consistent with our expectations; the diversification of our tenant mix and our entry into the operation of full price retail may not achieve our expected results; risks associated with environmental regulations; risks associated with possible terrorist activity or other acts or threats of violence and threats to public safety; risks related to international military conflicts, international trade disputes and foreign currency volatility; the fact that certain of our leases include co-tenancy and/or sales-based provisions that may allow a tenant to pay reduced rent and/or terminate a lease prior to its natural expiration; our dependence on the results of operations of our retailers and their bankruptcy, early termination or closing could adversely affect us; the impact of geopolitical conflicts; the immediate and long-term impact of the outbreak of a highly infectious or contagious disease on our tenants and on our business (including the impact of actions taken to contain the outbreak or mitigate its impact); the fact that certain of our properties are subject to ownership interests held by third parties, whose interests may conflict with ours; risks related to climate change; risks related to uninsured losses; the risk that consumer, travel, shopping and spending habits may change; risks associated with our Canadian investments; risks associated with attracting and retaining key personnel; risks associated with debt financing; risks associated with our guarantees of debt for, or other support we may provide to, joint venture properties; the effectiveness of our interest rate hedging arrangements; our potential failure to qualify as a REIT; our legal obligation to pay dividends to our shareholders; legislative or regulatory actions that could adversely affect our shareholders; our dependence on distributions from the Operating Partnership to meet our financial obligations, including dividends; risks of costs and disruptions from cyber-attacks or acts of cyber-terrorism on our information systems or on third party systems that we use; unanticipated threats to our business from changes in information and

Supplemental Operating and Financial Data for the
Quarter Ended March 31, 2025

other technologies, including artificial intelligence; and the uncertainties of costs to comply with regulatory changes and other important factors which may cause actual results to differ materially from current expectations include, but are not limited to, those set forth under Item 1A - “Risk Factors” in the Company’s and the Operating Partnership’s Annual Report on Form 10-K for the year ended December 31, 2024, and in other reports that we file with the SEC.

Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Supplemental Operating and Financial Data for the
Quarter Ended March 31, 2025

Summary Operating Metrics (1)

	March 31,
	2025	2024
Centers in Operation at End of Period:
Consolidated	33	32
Unconsolidated	6	6
Managed	2	2
Total Owned and/or Managed Properties	41	40

Gross Leasable Area (“GLA”) Open at End of Period (in thousands):
Consolidated	13,298	12,692
Unconsolidated	2,113	2,113
Pro rata share of unconsolidated	1,056	1,056
Managed	758	758

Total Owned and/or Managed Properties (1)	16,169	15,562
Total Owned Properties including pro rata share of unconsolidated JVs (2)	14,355	13,748

Ending Occupancy:
Consolidated (2)	95.7%	96.4%
Unconsolidated	97.2%	97.4%
Total Owned Properties including pro rata share of unconsolidated JVs (3)	95.8%	96.5%
Total Owned Properties including pro rata share of unconsolidated JVs - Same Center (4)	95.9%	96.8%

Average Tenant Sales Per Square Foot (5)(6)
Consolidated	$452	$435
Unconsolidated	$480	$461
Total Owned Properties including pro rata share of unconsolidated JVs (5)	$455	$437
Total Owned Properties including pro rata share of unconsolidated JVs - Same Center (7)	$451	$440

Occupancy Cost Ratio (3)(8)	9.7%	9.3%
(1)Operating metrics for March 2025 exclude the center in Howell, Michigan that was sold in April 2025.
(2)Amounts may not recalculate due to the effect of rounding.
(3)March 2025 ending occupancy includes the results of The Promenade at Chenal and Pinecrest, which were acquired in the fourth quarter of 2024 and the first quarter of 2025, respectively.
(4)Excludes the results of The Promenade at Chenal and Pinecrest for March 2025 and the center in Howell, Michigan for March 2024.
(5)March 2025 average tenant sales per square foot includes the results of The Promenade at Chenal and Pinecrest, which were acquired in the fourth quarter of 2024 and the first quarter of 2025, respectively.
(6)Average tenant sales per square foot is presented on a constant currency basis for the trailing twelve-month periods and include stores in stabilized centers that have been occupied a minimum of twelve months and are less than 20,000 square feet. Constant currency is a non-GAAP measure, calculated by applying the average foreign exchange rate for the current period to all periods presented.
(7)Excludes the results of The Promenade at Chenal and Pinecrest for March 2025 and the center in Howell, Michigan for March 2024.
(8)Occupancy cost ratio represents annualized occupancy costs as of the end of the reporting period as a percentage of tenant sales for the trailing twelve-month periods for consolidated properties and the Company’s pro rata share of unconsolidated joint ventures.

Supplemental Operating and Financial Data for the
Quarter Ended March 31, 2025

Geographic Diversification
As of March 31, 2025

Consolidated Properties

State	# of Centers	GLA	% of GLA
South Carolina	5	1,606,491	12%
New York	2	1,466,753	11%
Alabama	2	1,205,677	9%
Georgia	3	1,156,073	9%
Pennsylvania	3	999,442	8%
Texas	2	823,650	6%
Tennessee	2	740,746	6%
North Carolina	2	701,362	5%
Ohio	1	638,616	5%
Delaware	1	547,937	4%
New Jersey	1	484,748	4%
Arizona	1	410,753	3%
Michigan (1)	1	357,133	3%
Florida	1	351,691	3%
Missouri	1	329,861	2%
Mississippi	1	324,801	2%
Louisiana	1	321,066	2%
Connecticut	1	311,229	2%
Arkansas	1	269,642	2%
New Hampshire	1	250,558	2%
Total Consolidated Properties	33	13,298,229	100%

Unconsolidated Joint Venture Properties
	# of Centers	GLA	Ownership %
Charlotte, NC	1	398,674	50.00%
Ottawa, ON	1	357,213	50.00%
Columbus, OH	1	355,245	50.00%
Texas City, TX	1	352,705	50.00%
National Harbor, MD	1	341,156	50.00%
Cookstown, ON	1	307,883	50.00%
Total Unconsolidated Joint Venture Properties	6	2,112,876
Tanger’s Pro Rata Share of Unconsolidated Joint Venture Properties		1,056,438

Managed Property
	# of Centers	GLA
Palm Beach, FL	2	758,156

Total Owned and/or Managed Properties	41	16,169,261

Total Owned Properties including pro rata share of unconsolidated JVs	39	14,354,667
(1) Excludes the center in Howell, Michigan that was sold in April 2025.

Supplemental Operating and Financial Data for the
Quarter Ended March 31, 2025

Property Summary - Occupancy at End of Each Period Shown (1)(2)

Property Name	Location	Total GLA 3/31/25	% Occupied 3/31/25	% Occupied 12/31/24	% Occupied 3/31/24
Tanger Outlets Deer Park	Deer Park, NY	737,473	92.5%	100.0%	99.7%
Tanger Outlets Riverhead	Riverhead, NY	729,280	90.6%	96.0%	93.3%
Bridge Street Town Centre, a Tanger Property	Huntsville, AL	650,941	88.0%	95.0%	88.2%
Pinecrest, a Tanger Property	Cleveland, OH	638,616	96.0%	N/A	N/A
Tanger Outlets Foley	Foley, AL	554,736	98.6%	98.7%	93.4%
Tanger Outlets Rehoboth Beach	Rehoboth Beach, DE	547,937	97.3%	98.4%	99.4%
Tanger Outlets Atlantic City	Atlantic City, NJ	484,748	85.2%	87.7%	90.6%
Tanger Outlets San Marcos	San Marcos, TX	471,816	96.6%	99.5%	100.0%
Tanger Outlets Sevierville	Sevierville, TN	450,079	96.8%	100.0%	97.5%
Tanger Outlets Savannah	Savannah, GA	463,583	98.6%	100.0%	100.0%
Tanger Outlets Myrtle Beach Hwy 501	Myrtle Beach, SC	426,523	98.4%	98.7%	96.7%
Tanger Outlets Phoenix	Glendale, AZ	410,753	98.6%	100.0%	98.1%
Tanger Outlets Myrtle Beach Hwy 17	Myrtle Beach, SC	404,341	99.1%	100.0%	97.8%
Tanger Outlets Charleston	Charleston, SC	386,328	100.0%	99.5%	98.3%
Tanger Outlets Asheville	Asheville, NC	381,600	98.4%	98.4%	94.0%
Tanger Outlets Lancaster	Lancaster, PA	375,883	100.0%	100.0%	100.0%
Tanger Outlets Pittsburgh	Pittsburgh, PA	373,863	96.7%	99.8%	100.0%
Tanger Outlets Commerce	Commerce, GA	371,408	98.2%	99.3%	97.2%
Tanger Outlets Grand Rapids	Grand Rapids, MI	357,133	91.4%	97.5%	96.3%
Tanger Outlets Fort Worth	Fort Worth, TX	351,834	99.3%	100.0%	100.0%
Tanger Outlets Daytona Beach	Daytona Beach, FL	351,691	100.0%	100.0%	100.0%
Tanger Outlets Branson	Branson, MO	329,861	99.2%	100.0%	99.1%
Tanger Outlets Memphis	Southaven, MS	324,801	98.0%	100.0%	100.0%
Tanger Outlets Atlanta	Locust Grove, GA	321,082	98.1%	99.2%	98.1%
Tanger Outlets Gonzales	Gonzales, LA	321,066	96.6%	100.0%	99.1%
Tanger Outlets Mebane	Mebane, NC	319,762	99.1%	100.0%	97.6%
Tanger Outlets at Foxwoods	Mashantucket, CT	311,229	91.2%	91.1%	88.8%
Tanger Outlets Nashville	Nashville, TN	290,667	94.2%	96.7%	95.3%
The Promenade at Chenal, a Tanger Property	Little Rock, AR	269,642	91.1%	91.1%	N/A
Tanger Outlets Tilton	Tilton, NH	250,558	95.8%	100.0%	93.7%
Tanger Outlets Hershey	Hershey, PA	249,696	98.2%	100.0%	100.0%
Tanger Outlets Hilton Head II	Hilton Head, SC	206,564	89.1%	95.1%	97.2%
Tanger Outlets Hilton Head I	Hilton Head, SC	182,735	97.2%	97.1%	98.6%
Tanger Outlets Howell	Howell, MI	N/A	N/A	93.3%	83.9%
Total Consolidated (2)		13,298,229	95.7%	97.9%	96.4%
Charlotte Premium Outlets	Charlotte, NC	398,674	98.1%	98.2%	96.2%
Tanger Outlets Ottawa	Ottawa, ON	357,213	98.4%	100.0%	95.6%
Tanger Outlets Columbus	Columbus, OH	355,245	98.0%	100.0%	100.0%
Tanger Outlets Houston	Texas City, TX	352,705	94.7%	99.2%	98.4%
Tanger Outlets National Harbor	National Harbor, MD	341,156	99.8%	98.9%	100.0%
Tanger Outlets Cookstown	Cookstown, ON	307,883	93.8%	93.8%	94.2%
Total Unconsolidated		2,112,876	97.2%	98.4%	97.4%
Tanger’s pro rata share of unconsolidated JVs		1,056,438	97.2%	98.4%	97.4%

Total Owned Properties including pro rata share of unconsolidated JVs (2)		14,354,667	95.8%	98.0%	96.5%
Total Owned Properties including pro rata share of unconsolidated JVs - Same Center (3)		13,446,409	95.9%	98.2%	96.8%
(1)Excludes square footage and occupancy associated with ground leases to tenants.
(2)Metrics as of March 31, 2025 exclude the center in Howell, Michigan that was sold in April 2025.
(3)Excludes GLA and occupancy rates at The Promenade at Chenal, Pinecrest and the center in Howell, Michigan for all periods.

Supplemental Operating and Financial Data for the
Quarter Ended March 31, 2025

Portfolio Map as of April 30, 2025 (1)

41 Retail Centers | 16.2M SF

Open-air portfolio well positioned in high-frequency tourist destinations and suburbs of vibrant and fast-growing markets

ID
ND
MN
WI
IA
NE
UT
CO
KS
CA
AZ
PHOENIX
NM
OK
MO
BRANSON
AR
LITTLE ROCK
TX
FORT WORTH
DALLAS
AUSTIN
SAN MARCOS
HOUSTON
SAN ANTONIO
LA
BATON ROUGE
NEW ORLEANS
MS
AL
HUNTSVILLE
PENSACOLA
TN
NASHVILLE
MEMPHIS
KNOXVILLE
SEVIERVILLE
KY
IL
IN
MI
GRAND RAPIDS
OH
CLEVELAND
COLUMBUS
WV
VA
GA
ATLANTA
SAVANNAH
SC
MYRTLE BEACH
CHARLESTON
HILTON HEAD
NC
GREENSBORO
RALEIGH
ASHEVILLE
CHARLOTTE
FL
DAYTONA BEACH
PALM BEACH
PA
HERSHEY
PITTSBURGH
WASHINGTON, D.C.
NJ
ATLANTIC CITY
DE
REHOBOTH BEACH
MD
NY
TORONTO
OTTAWA
VT
NH
TILTON
MA
CT
RI
FOXWOODS
RIVERHEAD/ HAMPTONS
DEER PARK/ LONG ISLAND

- **Outlet Center** Consolidated or Joint Venture
- **Open-Air Lifestyle Center** Consolidated
- **Strategic Partnerships**
- **Corporate Headquarters**

Tanger

(1)     Reflects the sale of the center in Howell, Michigan in April 2025.
Portfolio Occupancy at the End of Each Period (1)
(1)     Includes the Company’s pro rata share of unconsolidated joint ventures.
(2)    Beginning in December 2023, total portfolio occupancy includes the occupancy rates at Bridge Street Town Centre and Tanger Outlets Asheville, which were acquired during the fourth quarter of 2023, and Tanger Outlets Nashville, which opened in the fourth quarter of 2023.
(3)     Beginning in December 2024, total portfolio occupancy includes the occupancy rate at The Promenade at Chenal, which was acquired during the fourth quarter of 2024.
(4)    Beginning in March 2025, total portfolio occupancy includes the occupancy rate at Pinecrest, which was acquired during the first quarter of 2025, and excludes the occupancy rate at the center in Howell, Michigan that was sold in April 2025.
(5)    Same center excludes the occupancy rate of the Promenade at Chenal, Pinecrest and the center in Howell, Michigan for all periods presented.

Supplemental Operating and Financial Data for the
Quarter Ended March 31, 2025

Center Sales Per Square Foot Ranking (“SPSF”) as of March 31, 2025 (1)

Ranking (2)	12 Months SPSF	Period End Occupancy	GLA (thousands)	% of GLA	% of Portfolio NOI (3)
Consolidated Centers
Centers 1 - 5	$655	93.0%	2,518	17%	22%
Centers 6 - 10	$539	97.8%	2,262	16%	18%
Centers 11 - 15	$472	99.2%	1,525	11%	13%
Centers 16 - 21	$425	95.8%	2,481	17%	18%
Centers 22 - 27	$351	96.0%	2,391	17%	13%
Centers 28 - 33	$314	93.7%	2,121	15%	9%

Ranking (2)	Cumulative 12 Months SPSF	Cumulative Period End Occupancy	Cumulative GLA (thousands)	Cumulative % of GLA	Cumulative % of Portfolio NOI (3)
Consolidated Centers
Centers 1 - 5	$655	93.0%	2,518	17%	22%
Centers 1 - 10	$599	95.3%	4,780	33%	40%
Centers 1 - 15	$561	96.2%	6,305	44%	53%
Centers 1 - 21	$517	96.1%	8,786	61%	71%
Centers 1 - 27	$479	96.1%	11,177	78%	84%
Centers 1 - 33	$452	95.7%	13,298	93%	93%

Unconsolidated Centers at Pro Rata Share (4)	$480	97.2%	1,056	7%	7%
Total Centers at Pro Rata Share (5)	$455	95.8%	14,355	100%	100%

(1)	Centers are ranked by sales per square foot for the trailing twelve months ended March 31, 2025, and sales per square foot include stores that have been occupied for a minimum of twelve months and are less than 20,000 square feet. Excludes the center in Howell, Michigan that was sold in April 2025.

(2)	Centers included in each ranking group above are as follows (in alphabetical order):
	Centers 1 - 5:	Deer Park, NY	Glendale, AZ (Phoenix)	Huntsville, AL (Bridge Street Town Centre)	Little Rock, AR (The Promenade at Chenal)	Sevierville, TN
	Centers 6 - 10:	Cleveland, OH (Pinecrest)	Fort Worth, TX	Mebane, NC	Myrtle Beach Hwy 17, SC	Rehoboth Beach, DE
	Centers 11 - 15:	Branson, MO	Charleston, SC	Hershey, PA	Hilton Head I, SC	Lancaster, PA
	Centers 16 - 21:	Daytona Beach, FL	Locust Grove, GA	Nashville, TN	Riverhead, NY	Savannah, GA	Southaven, MS (Memphis)
	Centers 22 - 27:	Foley, AL	Grand Rapids, MI	Hilton Head II, SC	Myrtle Beach Hwy 501, SC	Pittsburgh, PA	San Marcos, TX
	Centers 28 - 33:	Asheville, NC	Atlantic City, NJ	Commerce, GA	Gonzales, LA	Mashantucket, CT (Foxwoods)	Tilton, NH

(3)	Based on the Company’s forecast of 2025 Portfolio NOI (see non-GAAP definitions), excluding the center in Howell, Michigan that was sold in April 2025. The Company’s forecast is based on management’s estimates as of March 31, 2025 and may be considered a forward-looking statement that is subject to risks and uncertainties. Actual results could differ materially from those projected due to various factors including, but not limited to, the risks associated with general economic and real estate conditions. For a more detailed discussion of the factors that affect operating results, interested parties should review the Tanger Inc. Annual Report on Form 10-K for the year ended December 31, 2024 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, when available.

(4)	Includes centers open 12 full calendar months presented on a gross basis (in alphabetical order):
	Unconsolidated:	Charlotte, NC	Columbus, OH	Cookstown, ON	National Harbor, MD	Ottawa, ON	Texas City, TX (Houston)

(5)	Includes consolidated portfolio and the Company’s pro rata share of unconsolidated joint ventures. Amounts may not recalculate due to the effect of rounding.

Supplemental Operating and Financial Data for the
Quarter Ended March 31, 2025

Top 25 Tenants Based on Percentage of Total Annualized Base Rent
As of March 31, 2025 (1)

			At Pro Rata Share (2)
Tenant	Brands	# of Stores	GLA	% of Total GLA	% of Total Annualized Base Rent (3)
The Gap, Inc.	Athleta, Banana Republic, Gap, Old Navy	106	1,001,403	7.0%	5.1%
KnitWell Group LLC; Lane Bryant Brands Opco LLC	Ann Taylor, Chicos, Lane Bryant, Loft, Soma Intimates, Talbots, White House/Black Market	125	534,566	3.7%	4.6%
Tapestry, Inc.	Coach, Kate Spade	62	273,437	1.9%	3.1%
Under Armour, Inc.	Under Armour, Under Armour Youth	36	305,430	2.1%	3.0%
American Eagle Outfitters, Inc.	Aerie, American Eagle Outfitters, Offline by Aerie	58	350,104	2.4%	3.0%
Catalyst Brands	Aéropostale, Brooks Brothers, Eddie Bauer, Forever 21, Lucky Brands, Nautica	73	403,779	2.8%	2.8%
PVH Corp.	Calvin Klein, Tommy Hilfiger	47	319,907	2.2%	2.6%
Nike, Inc.	Converse, Nike	41	431,606	3.0%	2.4%
Columbia Sportswear Company	Columbia Sportswear	30	205,825	1.4%	2.1%
Signet Jewelers Limited	Banter by Piercing Pagoda, Jared, Kay Jewelers, Peoples Jewellers, Zales	57	116,563	0.8%	2.0%
Luxottica Group S.p.A.	Lenscrafters, Oakley, Sunglass Hut	73	107,232	0.7%	1.9%
Adidas AG	Adidas	31	205,595	1.4%	1.8%
Carter’s, Inc.	Carters, OshKosh B'gosh	47	186,566	1.3%	1.8%
Skechers USA, Inc.	Skechers	34	173,196	1.2%	1.7%
Rack Room Shoes	Off Broadway Shoes, Rack Room Shoes	27	183,748	1.3%	1.7%
Capri Holdings Limited	Michael Kors, Michael Kors Mens	32	148,346	1.0%	1.7%
Levi Strauss & Co.	Levi's	34	130,355	0.9%	1.6%
V. F. Corporation	Dickies, The North Face, Timberland, Vans, Work Authority	31	153,578	1.1%	1.5%
Ralph Lauren Corporation	Polo Children, Polo Ralph Lauren	34	372,743	2.6%	1.3%
Caleres Inc.	Famous Footwear	28	145,752	1.0%	1.3%
J.Crew Group	J.Crew Factory, J.Crew The Men's Shop, Madewell	24	122,675	0.9%	1.3%
H & M Hennes & Mauritz LP.	H&M	20	408,472	2.8%	1.3%
Crocs Inc.	Crocs, Hey Dude	44	110,406	0.8%	1.2%
Victoria's Secret & Co.	Pink by Victoria's Secret, Victoria's Secret	19	125,399	0.9%	1.2%
Vera Bradley, Inc.	Vera Bradley	26	91,098	0.6%	1.1%
Total of Top 25 tenants		1,139	6,607,781	45.8%	53.1%
(1)Excludes leases that have been entered into but which tenant has not yet taken possession, leases that have turned over but are not open, and temporary leases. Includes all retail concepts of each tenant group.
(2)Includes the Company’s pro rata share of unconsolidated joint ventures.
(3)Annualized base rent (“ABR”) is defined as the minimum monthly payments due as of the end of the reporting period annualized, excluding periodic contractual fixed increases. Includes rents that are based on a percentage of sales in lieu of fixed contractual rents and ground lease rent. No individual brand represents more than 3.0% of total ABR.

Supplemental Operating and Financial Data for the
Quarter Ended March 31, 2025

Lease Expirations as of March 31, 2025

Percentage of Total Gross Leasable Area (1) (2)

Percentage of Total Annualized Base Rent (1) (2) (3)
(1)     Includes the Company’s pro rata share of unconsolidated joint ventures.
(2)     Excludes leases that have been entered into but which tenant has not yet taken possession, vacant space, leases that have turned over but are not open, and temporary leases. 2025 lease expirations include month-to-month leases.
(3)    Includes ground lease rent.

Supplemental Operating and Financial Data for the
Quarter Ended March 31, 2025

Capital Expenditures for the Three Months Ended March 31, 2025 (in thousands)

	Consolidated Properties	Unconsolidated Joint Ventures at Pro Rata Share	Total at Pro Rata Share
Value-enhancing:
New center developments, first generation tenant allowances and expansions	$1,942	$33	$1,975
Other	—	—	—
Total new center developments and expansions	$1,942	$33	$1,975

Recurring capital expenditures:
Second generation tenant allowances	$3,439	$157	$3,596
Operational capital expenditures	2,733	192	2,925
Renovations	314	—	314
Total recurring capital expenditures	$6,486	$349	$6,835

Total additions to rental property-accrual basis	$8,428	$382	$8,810
Transaction Summary

Asset	Location	Type	Investment Amount (in millions)	Owned GLA (1)	Transaction Date

External Growth
Tanger Outlets Nashville	Nashville, TN	Development	$145.0	290,667	10/27/2023
Tanger Outlets Asheville	Asheville, NC	Acquisition	70.0	381,600	11/13/2023
Bridge Street Town Centre	Huntsville, AL	Acquisition	193.5	650,941	11/30/2023
The Promenade at Chenal	Little Rock, AR	Acquisition	73.1	269,642	12/10/2024
Pinecrest	Cleveland, OH	Acquisition	167.0	638,616	2/12/2025
Total			$648.6	2,231,466

Asset	Location	Type	Sale Amount (in millions)	GLA (1)	Transaction Date
Disposition
Tanger Outlets Howell (2)	Howell, MI	Disposition	$17.0	314,438	4/15/2025

(1)     Pinecrest GLA includes 100,000 square feet of residential (87 units) and 164,000 square feet of office.
(2)     The Company recorded a $4.2 million non-cash impairment charge during the first quarter of 2025 as a result of this sale.

Supplemental Operating and Financial Data for the
Quarter Ended March 31, 2025

Leasing Activity for the Trailing Twelve Months Ended March 31 - Comparable Space for Executed Leases (1) (2)

	Leasing Transactions	Square Feet (in 000s)	New Initial Rent (psf) (3)	Rent Spread % (4)	Tenant Allowance (psf) (5)	Average Initial Term (in years)

Total space
2025	493	2,221	$38.15	14.1%	$5.42	3.4
2024	465	2,045	$39.59	12.9%	$6.41	3.4

Re-tenanted space
2025	39	188	$47.34	33.2%	$62.86	8.4
2024	38	187	$46.96	36.0%	$67.79	8.5

Renewed space
2025	454	2,033	$37.29	12.3%	$0.11	3.0
2024	427	1,858	$38.85	10.6%	$0.22	2.9
Refer to footnotes below the following table.

Leasing Activity for the Trailing Twelve Months Ended March 31 - Comparable and Non-Comparable Space for Executed Leases (1) (2)

	Leasing Transactions	Square Feet (in 000s)	New Initial Rent (psf) (3)	Tenant Allowance (psf) (5)	Average Initial Term (in years)

Total space
2025	545	2,496	$38.42	$12.21	4.0
2024	542	2,312	$39.74	$10.30	3.7
(1)For consolidated properties and domestic unconsolidated joint ventures at pro rata share owned as of the period-end date, except for leasing transactions, which are shown at 100%. Represents leases for new stores or renewals that were executed during the respective trailing 12-month periods and excludes license agreements, seasonal tenants, month-to-month leases, and new developments.
(2)Comparable space excludes leases for space that was vacant for more than 12 months (non-comparable space).
(3)Represents average initial cash rent (base rent and common area maintenance (“CAM”)).
(4)Represents change in average initial and expiring cash rent (base rent and CAM).
(5)Includes other landlord costs.

Supplemental Operating and Financial Data for the
Quarter Ended March 31, 2025

Consolidated Balance Sheets (dollars in thousands)

	March 31,	December 31,
	2025	2024
Assets
Rental property:
Land	$332,010	$311,355
Buildings, improvements and fixtures	3,173,065	3,089,239
Construction in progress	8,531	7,453
	3,513,606	3,408,047
Accumulated depreciation	(1,423,009)	(1,428,017)
Total rental property, net	2,090,597	1,980,030
Cash and cash equivalents	10,156	46,992
Rental property held for sale	16,628	—
Investments in unconsolidated joint ventures	64,482	65,665
Deferred lease costs and other intangibles, net	104,792	85,028
Operating lease right-of-use assets	75,762	76,099
Prepaids and other assets	115,442	127,369
Total assets	$2,477,859	$2,381,183

Liabilities and Equity
Liabilities
Debt:
Senior, unsecured notes, net	$1,042,182	$1,041,710
Unsecured term loan, net	323,402	323,182
Mortgages payable, net	58,506	58,867
Unsecured lines of credit	139,000	—
Total debt	1,563,090	1,423,759
Accounts payable and accrued expenses	75,075	107,775
Operating lease liabilities	84,144	84,499
Other liabilities	95,537	85,476
Total liabilities	1,817,846	1,701,509
Commitments and contingencies
Equity
Tanger Inc.:
Common shares, $0.01 par value, 300,000,000 shares authorized, 113,173,206 and 112,738,633 shares issued and outstanding at March 31, 2025 and December 31, 2024, respectively	1,132	1,127
Paid in capital	1,187,104	1,190,746
Accumulated distributions in excess of net income	(524,846)	(511,816)
Accumulated other comprehensive loss	(29,495)	(27,687)
Equity attributable to Tanger Inc.	633,895	652,370
Equity attributable to noncontrolling interests:
Noncontrolling interests in Operating Partnership	26,118	27,304
Noncontrolling interests in other consolidated partnerships	—	—
Total equity	660,013	679,674
Total liabilities and equity	$2,477,859	$2,381,183

Supplemental Operating and Financial Data for the
Quarter Ended March 31, 2025

Consolidated Statements of Operations (in thousands, except per share data)

	Three months ended
	March 31,
	2025	2024
Revenues:
Rental revenues	$129,285	$117,809
Management, leasing and other services	2,407	2,278
Other revenues	3,671	3,284
Total revenues	135,363	123,371
Expenses:
Property operating	41,820	35,465
General and administrative (1)	18,993	19,490
Impairment charges	4,249	—
Depreciation and amortization	37,146	33,860
Total expenses	102,208	88,815
Other income (expense):
Interest expense	(15,772)	(14,353)
Other income (expense)	217	587
Total other income (expense)	(15,555)	(13,766)
Income before equity in earnings of unconsolidated joint ventures	17,600	20,790
Equity in earnings of unconsolidated joint ventures	2,399	2,516
Net income	19,999	23,306
Noncontrolling interests in Operating Partnership	(798)	(973)
Noncontrolling interests in other consolidated partnerships	—	80
Net income attributable to Tanger Inc.	19,201	22,413
Allocation of earnings to participating securities	(202)	(231)
Net income available to common shareholders of Tanger Inc.	$18,999	$22,182

Basic earnings per common share:
Net income	$0.17	$0.20

Diluted earnings per common share:
Net income	$0.17	$0.20
(1)The 2024 period includes $1.6 million of executive severance costs.

Supplemental Operating and Financial Data for the
Quarter Ended March 31, 2025

Components of Rental Revenues (in thousands)

As a lessor, substantially all of our revenues are earned from arrangements that are within the scope of Accounting Standards Codification Topic 842 “Leases” (“ASC 842”). We utilized the practical expedient in Accounting Standards Update (“ASU”) 2018-11 to account for lease and non-lease components as a single component, which resulted in all of our revenues associated with leases being recorded as rental revenues on the consolidated statements of operations.

The table below provides details of the components included in consolidated rental revenues:

	Three months ended
	March 31,
	2025	2024
Rental revenues:
Base rentals	$89,248	$83,316
Percentage rentals	2,444	2,960
Tenant expense reimbursements	37,325	32,043
Lease termination fees	450	262
Market rent adjustments	495	(2)
Straight-line rent adjustments	(418)	(511)
Uncollectible tenant revenues	(259)	(259)
Rental revenues	$129,285	$117,809

Supplemental Operating and Financial Data for the
Quarter Ended March 31, 2025

Unconsolidated Joint Venture Information

The following table details certain information as of March 31, 2025, except for Net Operating Income (“NOI”), which is for the three months ended March 31, 2025, about various unconsolidated real estate joint ventures in which we have an ownership interest (dollars in millions):

Joint Venture	Center Location	Tanger’s Ownership %	Square Feet	Tanger’s Pro Rata Share of Total Assets (1)	Tanger’s Pro Rata Share of NOI	Tanger’s Pro Rata Share of Debt (2)
Charlotte	Charlotte, NC	50.0%	398,674	$28.5	$2.2	$48.6
Columbus	Columbus, OH	50.0%	355,245	30.2	1.4	35.2
Houston	Texas City, TX	50.0%	352,705	15.9	1.0	28.8
National Harbor	National Harbor, MD	50.0%	341,156	33.6	1.4	45.7
RioCan Canada (3)	Various	50.0%	665,096	62.7	1.3	—
Total			2,112,876	$170.9	$7.3	$158.3
(1)Represents Tanger’s share of total assets recorded for the unconsolidated joint ventures.
(2)Net of debt origination costs and premiums.
(3)Includes a 307,883 square foot center in Cookstown, Ontario, and a 357,213 square foot center in Ottawa, Ontario.

Supplemental Operating and Financial Data for the
Quarter Ended March 31, 2025

Debt Outstanding Summary
As of March 31, 2025
(dollars in thousands)

	Total Debt Outstanding	Pro Rata Share of Debt	Stated Interest Rate (1)	Effective Interest Rate (2)	Maturity Date (3)	Weighted Average Years to Maturity (3)
Consolidated Debt:
Unsecured debt:
Unsecured lines of credit (4)	$139,000	$139,000	Adj. SOFR + 0.85%	5.3%	4/12/2029	4.0
2026 Senior unsecured notes	350,000	350,000	3.125%	3.2%	9/1/2026	1.4
2027 Senior unsecured notes	300,000	300,000	3.875%	3.9%	7/15/2027	2.3
2031 Senior unsecured notes	400,000	400,000	2.75%	2.9%	9/1/2031	6.4
Unsecured term loan (5)	325,000	325,000	Adj. SOFR + 0.94%	4.9%	1/13/2028	2.8
Net debt discounts and debt origination costs	(9,416)	(9,416)
Total net unsecured debt	$1,504,584	$1,504,584		3.9%		3.4
Secured mortgage debt:
Atlantic City, NJ	$6,840	$6,840	6.44%	5.1%	12/8/2026	1.7
Southaven, MS (Memphis) (6)	51,700	51,700	Adj. SOFR + 2.00%	6.4%	10/12/2027	2.5
Debt premium and debt origination costs	(34)	(34)
Total net secured mortgage debt	58,506	58,506		6.3%		2.4
Total consolidated debt	$1,563,090	$1,563,090		4.0%		3.4
Unconsolidated JV debt:
Houston	$58,000	$29,000	Daily SOFR + 3.00%	7.4%	6/16/2028	3.2
Charlotte	97,306	48,653	4.27%	4.3%	7/1/2028	3.3
National Harbor	91,665	45,833	4.63%	4.6%	1/5/2030	4.8
Columbus	71,000	35,500	6.25%	6.3%	10/1/2032	7.5
Debt origination costs	(1,460)	(730)
Total unconsolidated JV net debt	316,511	158,256		5.4%		4.6
Total	$1,879,601	$1,721,346		4.1%		3.5
(1)Adjusted SOFR represents the Secured Overnight Financing Rate (“SOFR”) plus a 10-basis point credit adjustment spread.
(2)As of March 31, 2025. The effective interest rate includes the impact of discounts and premiums, mark-to-market adjustments for mortgages assumed in conjunction with property acquisitions and interest rate swap agreements, as applicable.
(3)Includes applicable extensions available at our option.
(4)The Company has unsecured lines of credit that provide for borrowings of up to $620.0 million, including a $20.0 million liquidity line and a $600.0 million syndicated line. A 20 basis point facility fee is due annually on the entire committed amount of each facility. In certain circumstances, total line capacity may be increased to $1.2 billion through an accordion feature in the syndicated line.
(5)The effective interest rate includes interest rate swap agreements that, collectively, currently fix the Daily SOFR base rate at a weighted average of 3.9% on notional amounts aggregating $325.0 million. Additional details on the Company’s interest rate strategy are as follows:

Effective Date	Maturity Date	Notional Amount	Bank Pay Rate	Company Fixed Pay Rate	Company Adjusted Fixed Pay Rate (7)
Interest rate swaps:
Current:
February 1, 2024	February 1, 2026	$75,000	Daily SOFR	3.5%	3.6%
February 1, 2024	August 1, 2026	$75,000	Daily SOFR	3.7%	3.8%
February 1, 2024	January 1, 2027	$175,000	Daily SOFR	4.2%	4.3%
		$325,000	Daily SOFR	3.9%	4.0%
Forward-starting:
February 1, 2026	April 1, 2028	$75,000	Daily SOFR	3.3%	3.4%
(6)In April 2025, the mortgage for Tanger Outlets Memphis was refinanced, increasing the outstanding borrowings from $51.7 million to $61.7 million and extending the maturity date from October 2026 (with extension options through October 2027) to April 2030. The stated interest rate remained unchanged at Adjusted SOFR + 2.0%.
(7)Includes a 10-basis point credit adjustment spread related to the Company’s unsecured term loan.

Supplemental Operating and Financial Data for the
Quarter Ended March 31, 2025

Summary of Our Share of Fixed and Variable Rate Debt, Cash and Cash Equivalents and Short-Term Investments
As of March 31, 2025
(dollars in thousands)

Debt	Total Debt %	Pro Rata Share	Effective Interest Rate (2)	Average Years to Maturity (1)
Consolidated:
Fixed (3)	88%	$1,372,540	3.8%	3.4
Variable	12%	190,550	5.6%	3.6
	100%	$1,563,090	4.0%	3.4
Unconsolidated Joint Ventures:
Fixed	91%	$143,869	5.2%	4.8
Variable	9%	14,387	7.3%	3.2
	100%	$158,256	5.4%	4.6
Total:
Fixed	88%	$1,516,409	3.9%	3.5
Variable	12%	204,937	5.7%	3.6
Total share of debt	100%	$1,721,346	4.1%	3.5

Cash and Cash Equivalents		Pro Rata Share
Consolidated		$10,156
Unconsolidated Joint ventures		5,818
Total share of Cash and Cash Equivalents		$15,974

Net Debt		Pro Rata Share
Total share of Net Debt (4)		$1,705,372
(1)Includes applicable extensions available at our option.
(2)As of March 31, 2025.
(3)The effective interest rate includes interest rate swap agreements that currently fix the base Daily SOFR rate at a weighted average of 3.9% on notional amounts aggregating $325 million. These interest rate swaps have varying maturities through January 2027. Additional details on the Company’s interest rate strategy are detailed on the prior page.
(4)Net debt is a non-GAAP measure. Refer to page 26 for a reconciliation of total debt to net debt.

Supplemental Operating and Financial Data for the
Quarter Ended March 31, 2025

Future Scheduled Principal Payments (dollars in thousands) (1)
As of March 31, 2025

Year	Tanger Consolidated Payments	Tanger’s Pro Rata Share of Unconsolidated JV Payments	Total Scheduled Payments	Effective Interest Rate as of March 31, 2025 (2)
2025	$1,135	$1,287	$2,422	4.7%
2026	355,705	1,997	357,702	3.2%
2027	351,700	2,311	354,011	4.3%
2028	325,000	75,369	400,369	5.0%
2029	139,000	984	139,984	5.3%
2030	—	41,538	41,538	4.6%
2031	400,000	—	400,000	2.9%
2032	—	35,500	35,500	6.3%
2033	—	—	—	—%
2034 & thereafter	—	—	—	—%
Total principal outstanding	$1,572,540	$158,986	$1,731,526	4.1%
Net debt discounts and debt origination costs	(9,450)	(730)	(10,180)
Total debt outstanding	$1,563,090	$158,256	$1,721,346	4.1%
(1)Includes applicable extensions available at our option.
(2)Includes variable interest rates in effect as of March 31, 2025.

Senior Unsecured Notes Financial Covenants (1)
As of March 31, 2025

	Required	Actual
Total Consolidated Debt to Adjusted Total Assets	< 60%	38%
Total Secured Debt to Adjusted Total Assets	< 40%	2%
Total Unencumbered Assets to Unsecured Debt	> 150%	260%
Consolidated Income Available for Debt Service to Annual Debt Service Charge	> 1.5 x	5.5	x
(1)For a complete listing of all material debt covenants related to the Company’s senior unsecured notes, as well as definitions of the above terms, please refer to the Company’s filings with the SEC.

Unsecured Lines of Credit & Term Loan Financial Covenants (1)
As of March 31, 2025

	Required	Actual
Total Liabilities to Total Adjusted Asset Value	< 60%	36%
Secured Indebtedness to Total Adjusted Asset Value	< 35%	4%
EBITDA to Fixed Charges	> 1.5 x	4.4	x
Total Unsecured Indebtedness to Adjusted Unencumbered Asset Value	< 60%	32%
Unencumbered Interest Coverage Ratio	> 1.5 x	5.5	x
(1)For a complete listing of all material debt covenants related to the Company’s unsecured lines of credit and term loan, as well as definitions of the above terms, please refer to the Company’s filings with the SEC.

Supplemental Operating and Financial Data for the
Quarter Ended March 31, 2025

Enterprise Value, Net Debt, Liquidity, Debt Ratios and Credit Ratings - March 31, 2025
(in thousands, except per share data)

	Consolidated		Pro Rata Share of Unconsolidated JVs	Total at Pro Rata Share

Enterprise Value:
Market value:
Common shares outstanding	113,173			113,173
Exchangeable operating partnership units	4,708			4,708
Total shares and units (1)	117,881			117,881
Common share price at March 31, 2025	$33.79			$33.79
Total market value (1)	$3,983,205			$3,983,205

Debt:
Senior, unsecured notes	$1,050,000		$—	$1,050,000
Unsecured term loan	325,000		—	325,000
Mortgages payable	58,540		158,986	217,526
Unsecured lines of credit	139,000		—	139,000
Total principal debt	1,572,540		158,986	1,731,526
Less: Net debt discounts	(4,421)		—	(4,421)
Less: Debt origination costs	(5,029)		(730)	(5,759)
Total debt	1,563,090		158,256	1,721,346
Less: Cash and cash equivalents	(10,156)		(5,818)	(15,974)
Net debt	1,552,934		152,438	1,705,372
Total enterprise value	$5,536,139		$152,438	$5,688,577

Liquidity:
Cash and cash equivalents	$10,156		$5,818	$15,974
Unused capacity under unsecured lines of credit	481,000		—	481,000
Proceeds available from settlement of Forward Sale Agreements (2)	69,731		—	69,731
Total liquidity	$560,887		$5,818	$566,705

Ratios (3):
Net debt to Adjusted EBITDA (4)(5)	5.1	x		5.2	x
Interest coverage ratio (6)	4.9	x		4.6	x
(1)Amounts may not recalculate due to the effect of rounding.
(2)Assumes the physical settlement of the 1.9 million outstanding forward shares as of March 31, 2025 under the Company’s at-the-market forward sale agreements at a weighted average price of $36.40 per share. These shares remain unsettled and can be drawn down over time.
(3)Ratios are presented for the trailing twelve-month period.
(4)Net debt to Adjusted EBITDA represents net debt for the respective portfolio divided by Adjusted EBITDA (consolidated) or Adjusted EBITDAre (total at pro rata share).
(5)Net debt, Adjusted EBITDA and Adjusted EBITDAre are non-GAAP measures. Refer to reconciliations of net income to Adjusted EBITDA and Adjusted EBITDAre as well as total debt to net debt on pages 24 through 26.
(6)Interest coverage ratio represents Adjusted EBITDA (consolidated) or Adjusted EBITDAre (total at pro rata share) divided by interest expense.
.

Credit Ratings:
Agency	Rating	Outlook	Latest Action
Fitch	BBB	Stable	May 25, 2023
Moody’s Investors Services	Baa3	Positive	October 31, 2024
Standard & Poor’s Ratings Services	BBB-	Positive	March 3, 2025

Supplemental Operating and Financial Data for the
Quarter Ended March 31, 2025

NON-GAAP AND SUPPLEMENTAL MEASURES (1)

Reconciliation of Net Income to FFO and Core FFO (dollars and shares in thousands)

	Three months ended
	March 31,
	2025	2024
Net income	$19,999	$23,306
Adjusted for:
Depreciation and amortization of real estate assets - consolidated	35,978	33,052
Depreciation and amortization of real estate assets - unconsolidated joint ventures	2,860	2,540
Impairment charges - consolidated	4,249	—
FFO	63,086	58,898
FFO attributable to noncontrolling interests in other consolidated partnerships	—	80
Allocation of earnings to participating securities	(356)	(418)
FFO available to common shareholders (2)	$62,730	$58,560
As further adjusted for:
Executive departure-related adjustments (3)	—	1,554
Impact of above adjustments to the allocation of earnings to participating securities	—	(10)
Core FFO available to common shareholders (2)	$62,730	$60,104
FFO available to common shareholders per share - diluted (2)	$0.53	$0.51
Core FFO available to common shareholders per share - diluted (2)	$0.53	$0.52

Weighted Average Shares:
Basic weighted average common shares	112,396	108,369
Effect of dilutive securities:
Equity awards	1,557	1,654
Diluted weighted average common shares (for earnings per share computations)	113,953	110,023
Exchangeable operating partnership units	4,676	4,708
Diluted weighted average common shares (for FFO and Core FFO per share computations) (2)	118,629	114,731
(1)Refer to Non-GAAP Definitions beginning on page 30 for definitions of the non-GAAP supplemental measures used in this report.
(2)Assumes the Class A common limited partnership units of the Operating Partnership held by the noncontrolling interests are exchanged for common shares of the Company. Each Class A common limited partnership unit is exchangeable for one of the Company’s common shares, subject to certain limitations to preserve the Company’s REIT status.
(3)For the 2024 period, represents executive severance costs.

Supplemental Operating and Financial Data for the
Quarter Ended March 31, 2025

Reconciliation of FFO to FAD (dollars and shares in thousands) (1)

	Three months ended
	March 31,
	2025	2024
FFO available to common shareholders	$62,730	$58,560
Adjusted for:
Corporate depreciation	1,168	808
Amortization of finance costs	940	832
Amortization of net debt discount	205	174
Amortization of equity-based compensation	2,926	3,497
Straight-line rent adjustments	418	511
Market rent adjustments	(402)	95
Second generation tenant allowances and lease incentives	(3,439)	(4,283)
Capital improvements	(3,047)	(5,357)
Adjustments from unconsolidated joint ventures	(286)	(103)
FAD available to common shareholders (2)	$61,213	$54,734
Dividends per share	$0.275	$0.260
FFO payout ratio	52%	51%
FAD payout ratio	53%	54%
Diluted weighted average common shares (2)	118,629	114,731
(1)Refer to page 20 for a reconciliation of net income to FFO available to common shareholders.
(2)Assumes the Class A common limited partnership units of the Operating Partnership held by the noncontrolling interests are exchanged for common shares of the Company. Each Class A common limited partnership unit is exchangeable for one of the Company’s common shares, subject to certain limitations to preserve the Company’s REIT status.

Supplemental Operating and Financial Data for the
Quarter Ended March 31, 2025

Reconciliation of Net Income to Portfolio NOI and Same Center NOI for the consolidated portfolio and total portfolio at pro rata share (in thousands)

	Three months ended
	March 31,
	2025	2024
Net income	$19,999	$23,306
Adjusted to exclude:
Equity in earnings of unconsolidated joint ventures	(2,399)	(2,516)
Interest expense	15,772	14,353
Other income	(217)	(587)
Impairment charges	4,249	—
Depreciation and amortization	37,146	33,860
Other non-property income	(40)	(395)
Corporate general and administrative expenses	19,016	19,489
Non-cash adjustments (1)	6	609
Lease termination fees	(450)	(262)
Portfolio NOI - Consolidated	93,082	87,857
Non-same center NOI - Consolidated	(4,037)	(846)
Same Center NOI - Consolidated (2)	$89,045	$87,011

Portfolio NOI - Consolidated	$93,082	$87,857
Pro rata share of unconsolidated joint ventures (3)	7,340	7,241
Portfolio NOI - Total portfolio at pro rata share (3)	100,422	95,098
Non-same center NOI - Total portfolio at pro rata share (3)	(4,037)	(846)
Same Center NOI - Total portfolio at pro rata share (2) (3)	$96,385	$94,252
(1)Non-cash items include straight-line rent, above and below market rent amortization, straight-line rent expense on land leases and gains or losses on outparcel sales, as applicable.
(2)Centers excluded from Same Center NOI:

Little Rock	December 2024	Acquired	Consolidated
Cleveland	February 2025	Acquired	Consolidated
Howell	March 2025	Held for Sale	Consolidated
(3) Pro rata share metrics are presented on a constant currency basis. Constant currency is a non-GAAP measure, calculated by applying the average foreign exchange rate for the current period to all periods presented.

Supplemental Operating and Financial Data for the
Quarter Ended March 31, 2025

Same Center NOI - total portfolio at pro rata share (in thousands)

	Three months ended
	March 31,		%
	2025	2024	Change
Same Center Revenues:
Base rentals	$91,157	$89,049	2.4%
Percentage rentals	2,855	3,365	-15.2%
Tenant expense reimbursement	39,654	35,229	12.6%
Uncollectible tenant revenues	(194)	(199)	-2.5%
Rental revenues	133,472	127,444	4.7%
Other revenues	3,844	3,516	9.3%
Total same center revenues	137,316	130,960	4.9%
Same Center Expenses:
Property operating	40,932	36,652	11.7%
General and administrative	(1)	56	NM
Total same center expenses	40,931	36,708	11.5%
Same Center NOI - Total portfolio at pro rata share	$96,385	$94,252	2.3%
NM – Not meaningful

Supplemental Operating and Financial Data for the
Quarter Ended March 31, 2025

Reconciliation of Net Income to Adjusted EBITDA (in thousands)

	Three months ended
	March 31,
	2025	2024
Net income	$19,999	$23,306
Adjusted to exclude:
Interest expense, net	15,496	14,151
Income tax expense (benefit)	94	(335)
Depreciation and amortization	37,146	33,860
Impairment charges - consolidated	4,249	—
Compensation-related adjustments (1)	—	1,554
Adjusted EBITDA	$76,984	$72,536

	Twelve months ended
	March 31,	December 31,
	2025	2024
Net income	$99,453	$102,760
Adjusted to exclude:
Interest expense, net	60,759	59,414
Income tax expense (benefit)	474	45
Depreciation and amortization	141,976	138,690
Impairment charges - consolidated	4,249	—
Compensation-related adjustments (1)	—	1,554
Adjusted EBITDA	$306,911	$302,463
(1)For the 2024 period, represents executive severance costs.

Supplemental Operating and Financial Data for the
Quarter Ended March 31, 2025

Reconciliation of Net Income to EBITDAre and Adjusted EBITDAre (in thousands)

	Three months ended
	March 31,
	2025	2024
Net income	$19,999	$23,306
Adjusted to exclude:
Interest expense, net	15,496	14,151
Income tax expense (benefit)	94	(335)
Depreciation and amortization	37,146	33,860
Impairment charges - consolidated	4,249	—
Pro rata share of interest expense - unconsolidated joint ventures	2,134	2,169
Pro rata share of depreciation and amortization - unconsolidated joint ventures	2,860	2,540
EBITDAre	$81,978	$75,691
Compensation-related adjustments (1)	—	1,554
Adjusted EBITDAre	$81,978	$77,245

	Twelve months ended
	March 31,	December 31,
	2025	2024
Net income	$99,453	$102,760
Adjusted to exclude:
Interest expense, net	60,759	59,414
Income tax expense (benefit)	474	45
Depreciation and amortization	141,976	138,690
Impairment charges - consolidated	4,249	—
Pro rata share of interest expense - unconsolidated joint ventures	8,690	8,725
Pro rata share of depreciation and amortization - unconsolidated joint ventures	9,654	9,334
EBITDAre	$325,255	$318,968
Compensation-related adjustments (1)	—	1,554
Adjusted EBITDAre	$325,255	$320,522
(1)For the 2024 period, represents executive severance costs.

Supplemental Operating and Financial Data for the
Quarter Ended March 31, 2025

Reconciliation of Total debt to Net debt for the consolidated portfolio and total portfolio at pro rata share (in thousands)

	March 31, 2025
	Consolidated	Pro Rata Share of Unconsolidated JVs	Total at Pro Rata Share

Total debt	$1,563,090	$158,256	$1,721,346
Less:
Cash and cash equivalents	(10,156)	(5,818)	(15,974)
Net debt	$1,552,934	$152,438	$1,705,372

	December 31, 2024
	Consolidated	Pro Rata Share of Unconsolidated JVs	Total at Pro Rata Share

Total debt	$1,423,759	$158,596	$1,582,355
Less:
Cash and cash equivalents	(46,992)	(8,740)	(55,732)
Net debt	$1,376,767	$149,856	$1,526,623

Supplemental Operating and Financial Data for the
Quarter Ended March 31, 2025

Non-GAAP Pro Rata Balance Sheet Information as of March 31, 2025 (in thousands)

Non-GAAP
Pro Rata Share of Unconsolidated Joint Ventures (1)
Assets
Rental property:
Land	$39,032
Buildings, improvements and fixtures	230,096
Construction in progress	474
269,602
Accumulated depreciation	(109,758)
Total rental property, net	159,844
Cash and cash equivalents	5,818
Deferred lease costs and other intangibles, net	817
Prepaids and other assets	4,452
Total assets	$170,931
Liabilities and Owners’ Equity
Liabilities
Mortgages payable, net	$158,256
Accounts payable and accruals	5,753
Total liabilities	164,009
Owners’ Equity	6,922
Total liabilities and owners’ equity	$170,931
(1)The carrying value of our investments in unconsolidated joint ventures as reported in our consolidated balance sheet differs from our pro rata share of the net assets shown above due to adjustments to the book basis, including intercompany profits on sales of services that are capitalized by the unconsolidated joint ventures. The differences in basis totaled $2.5 million as of March 31, 2025 and are being amortized over the various useful lives of the related assets.

Supplemental Operating and Financial Data for the
Quarter Ended March 31, 2025

Non-GAAP Pro Rata Statement of Operations Information for the three months ended March 31, 2025 (in thousands)

	Three months ended
	March 31, 2025
	Non-GAAP Pro Rata Share
	Noncontrolling Interests	Unconsolidated Joint Ventures
Revenues:
Rental revenues	$—	$11,554
Other revenues	—	268
Total revenues	—	11,822
Expense:
Property operating	—	4,474
General and administrative	—	(1)
Depreciation and amortization	—	2,860
Total expenses	—	7,333
Other income (expense):
Interest expense	—	(2,215)
Other income (expenses)	—	125
Total other income (expense)	—	(2,090)
Net income	$—	$2,399

The table below provides details of the components included in our share of rental revenues for the three months ended March 31, 2025 (in thousands)

	Three months ended
	March 31, 2025
	Non-GAAP Pro Rata Share
	Noncontrolling Interests	Unconsolidated Joint Ventures
Rental revenues:
Base rentals	$—	$7,104
Percentage rentals	—	475
Tenant expense reimbursements	—	3,999
Lease termination fees	—	1
Market rent adjustments	—	—
Straight-line rent adjustments	—	9
Uncollectible tenant revenues	—	(34)
Rental revenues	$—	$11,554

Supplemental Operating and Financial Data for the
Quarter Ended March 31, 2025

Guidance for 2025

Based on the Company’s results to date, its view on current market conditions, and its outlook for the remainder of 2025, management currently believes the Company’s full-year 2025 net income and FFO per share will be as follows:

For the year ending December 31, 2025:	Current		Previous
	Low Range	High Range	Low Range	High Range
Estimated diluted net income per share	$0.91	$0.99	$0.94	$1.02
Depreciation and amortization of real estate assets - consolidated and the Company’s share of unconsolidated joint ventures	1.28	1.28	1.28	1.28
Impairment charges - consolidated	0.04	0.04	—	—
Estimated diluted FFO per share (1)	$2.22	$2.30	$2.22	$2.30

The above estimates reflect the following key assumptions (dollars in millions):

For the year ending December 31, 2025:	Current		Previous
	Low Range	High Range	Low Range	High Range
Same Center NOI growth - total portfolio at pro rata share	2.0%	4.0%	2.0%	4.0%
General and administrative expense	$76.5	$79.5	$76.5	$79.5
Interest expense - consolidated	$63.5	$65.5	$63.5	$65.5
Other income (expense) (2)	$—	$1.0	$—	$1.0
Annual recurring capital expenditures, renovations and second generation tenant allowances	$55.0	$65.0	$55.0	$65.0
(1)     Amounts may not recalculate due to the effect of rounding.
(2)    Includes interest income.

Weighted average diluted common shares are expected to range from approximately 114.5 million to 115.5 million for earnings per share and 119.0 million to 120.0 million for FFO and Core FFO per share. The estimates above reflect the February 2025 acquisition of Pinecrest in Cleveland, Ohio, the April 2025 sale of the center in Howell, Michigan and the April 2025 refinancing of the Company’s mortgage in Southaven, Mississippi (Tanger Outlets Memphis). Guidance does not include the impact of any additional acquisition or sale of any outparcels, properties or joint venture interests, or any additional financing activity.

Supplemental Operating and Financial Data for the
Quarter Ended March 31, 2025

NON-GAAP DEFINITIONS

Funds From Operations

Funds From Operations (“FFO”) is a widely used measure of the operating performance for real estate companies that supplements net income (loss) determined in accordance with generally accepted accounting principles in the United States (“GAAP”). We determine FFO based on the definition set forth by the National Association of Real Estate Investment Trusts (“Nareit”), of which we are a member. In December 2018, Nareit issued “Nareit Funds From Operations White Paper - 2018 Restatement,” which clarifies, where necessary, existing guidance and consolidates alerts and policy bulletins into a single document for ease of use. Nareit defines FFO as net income (loss) available to the Company’s common shareholders computed in accordance with GAAP, excluding (i) depreciation and amortization related to real estate, (ii) gains or losses from sales of certain real estate assets, (iii) gains and losses from change in control, (iv) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity and (v) after adjustments for unconsolidated partnerships and joint ventures calculated to reflect FFO on the same basis.

FFO is intended to exclude historical cost depreciation of real estate as required by GAAP, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization of real estate assets, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income (loss).

We present FFO because we consider it an important supplemental measure of our operating performance. In addition, a portion of cash bonus compensation to certain members of management is based on our FFO or Core FFO, which is described in the section below. We believe it is useful for investors to have enhanced transparency into how we evaluate our performance and that of our management. In addition, FFO is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is also widely used by us and others in our industry to evaluate and price potential acquisition candidates. We believe that FFO payout ratio, which represents regular distributions to common shareholders and unitholders of the Operating Partnership expressed as a percentage of FFO, is useful to investors because it facilitates the comparison of dividend coverage between REITs. Nareit has encouraged its member companies to report their FFO as a supplemental, industry-wide standard measure of REIT operating performance.

FFO has significant limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•FFO does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•FFO does not reflect changes in, or cash requirements for, our working capital needs;

•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and FFO does not reflect any cash requirements for such replacements; and

•Other companies in our industry may calculate FFO differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, FFO should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or our dividend paying capacity. We compensate for these limitations by relying primarily on our GAAP results and using FFO only as a supplemental measure.

Core FFO

We present Core Funds From Operations (“Core FFO”) as a supplemental measure of our performance. We define Core FFO as FFO further adjusted to eliminate the impact of certain items that we do not consider indicative of our ongoing operating performance. These further adjustments are itemized in the table above. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating Core FFO you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of Core FFO should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

We present Core FFO because we believe it assists investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. In addition, we believe it is useful for investors to have enhanced transparency into how we evaluate management’s performance and the effectiveness of our business strategies. We use Core FFO when certain material, unplanned transactions occur as a factor in evaluating management’s performance and to evaluate the effectiveness of our business strategies, and may use Core FFO when determining incentive compensation.

Supplemental Operating and Financial Data for the
Quarter Ended March 31, 2025

Core FFO has limitations as an analytical tool. Some of these limitations are:

•Core FFO does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•Core FFO does not reflect changes in, or cash requirements for, our working capital needs;

•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Core FFO does not reflect any cash requirements for such replacements;

•Core FFO does not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations; and

•Other companies in our industry may calculate Core FFO differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, Core FFO should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Core FFO only as a supplemental measure.

Funds Available for Distribution

Funds Available for Distribution (“FAD”) is a non-GAAP financial measure that we define as FFO (defined as net income (loss) available to the Company’s common shareholders computed in accordance with GAAP, excluding (i) depreciation and amortization related to real estate, (ii) gains or losses from sales of certain real estate assets, (iii) gains and losses from change in control, (iv) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity and (v) after adjustments for unconsolidated partnerships and joint ventures calculated to reflect FFO on the same basis), excluding corporate depreciation, amortization of finance costs, amortization of net debt discount (premium), amortization of equity-based compensation, straight-line rent amounts, market rent amounts, second generation tenant allowances and lease incentives, recurring capital improvement expenditures, and our share of the items listed above for our unconsolidated joint ventures. Investors, analysts and the Company utilize FAD as an indicator of common dividend potential. The FAD payout ratio, which represents regular distributions to common shareholders and unitholders of the Operating Partnership expressed as a percentage of FAD, facilitates the comparison of dividend coverage between REITs.

We believe that net income (loss) is the most directly comparable GAAP financial measure to FAD. FAD does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of liquidity or our ability to make distributions. Other companies in our industry may calculate FAD differently than we do, limiting its usefulness as a comparative measure.

Portfolio Net Operating Income and Same Center Net Operating Income

We present portfolio net operating income (“Portfolio NOI”) and same center net operating income (“Same Center NOI”) as supplemental measures of our operating performance. Portfolio NOI represents our property level net operating income which is defined as total operating revenues less property operating expenses and excludes termination fees and non-cash adjustments including straight-line rent, net above and below market rent amortization, impairment charges, loss on early extinguishment of debt and gains or losses on the sale of assets recognized during the periods presented. We define Same Center NOI as Portfolio NOI for the properties that were operational for the entire portion of both comparable reporting periods and which were not acquired, or subject to a material expansion or non-recurring event, such as a natural disaster, during the comparable reporting periods. We present Portfolio NOI and Same Center NOI on both a consolidated and total portfolio, including pro rata share of unconsolidated joint ventures, basis.

We believe Portfolio NOI and Same Center NOI are non-GAAP metrics used by industry analysts, investors and management to measure the operating performance of our properties because they provide performance measures directly related to the revenues and expenses involved in owning and operating real estate assets and provide a perspective not immediately apparent from net income (loss), FFO or Core FFO. Because Same Center NOI excludes properties developed, redeveloped, acquired and sold; as well as non-cash adjustments, gains or losses on the sale of outparcels and termination rents; it highlights operating trends such as occupancy levels, rental rates and operating costs on properties that were operational for both comparable periods. Portfolio NOI and Same Center NOI should not be considered alternatives to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity or our ability to make distributions. Other REITs may use different methodologies for calculating Portfolio NOI and Same Center NOI, and accordingly, our Portfolio NOI and Same Center NOI may not be comparable to other REITs.

Portfolio NOI and Same Center NOI should not be considered alternatives to net income (loss) or as an indicator of our financial performance since they do not reflect the entire operations of our portfolio, nor do they reflect the impact of general and administrative expenses, acquisition-related expenses, interest expense, depreciation and amortization costs, other non-property income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact our results from operations. Because of these limitations, Portfolio NOI and Same Center NOI should not be viewed in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Portfolio NOI and Same Center NOI only as supplemental measures.

Supplemental Operating and Financial Data for the
Quarter Ended March 31, 2025

Adjusted EBITDA, EBITDAre and Adjusted EBITDAre

We present Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) as adjusted for items described below (“Adjusted EBITDA”), EBITDA for Real Estate (“EBITDAre”) and Adjusted EBITDAre, all non-GAAP measures, as supplemental measures of our operating performance. Each of these measures is defined as follows:
We define Adjusted EBITDA as net income (loss) available to the Company’s common shareholders computed in accordance with GAAP before net interest expense, income taxes (if applicable), depreciation and amortization, gains and losses on sale of operating properties, joint venture properties, outparcels and other assets, impairment write-downs of depreciated property and of investment in unconsolidated joint ventures caused by a decrease in value of depreciated property in the affiliate, compensation related to voluntary retirement plan and other executive officer severance, certain executive departure-related adjustments, gain on sale of non-real estate asset, casualty gains and losses, gains and losses on early extinguishment of debt, net and other items that we do not consider indicative of the Company’s ongoing operating performance.

We determine EBITDAre based on the definition set forth by Nareit, which is defined as net income (loss) available to the Company’s common shareholders computed in accordance with GAAP before net interest expense, income taxes (if applicable), depreciation and amortization, gains and losses on sale of operating properties, gains and losses on change of control and impairment write-downs of depreciated property and of investment in unconsolidated joint ventures caused by a decrease in value of depreciated property in the affiliate and after adjustments to reflect our share of the EBITDAre of unconsolidated joint ventures.

Adjusted EBITDAre is defined as EBITDAre excluding gains and losses on early extinguishment of debt, net, casualty gains and losses, compensation related to voluntary retirement plan and other executive officer severance, gain on sale of non-real estate asset, gains and losses on sale of outparcels, and other items that that we do not consider indicative of the Company’s ongoing operating performance.

We present Adjusted EBITDA, EBITDAre and Adjusted EBITDAre as we believe they are useful for investors, creditors and rating agencies as they provide additional performance measures that are independent of a Company’s existing capital structure to facilitate the evaluation and comparison of the Company’s operating performance to other REITs and provide a more consistent metric for comparing the operating performance of the Company’s real estate between periods.
Adjusted EBITDA, EBITDAre and Adjusted EBITDAre have significant limitations as analytical tools, including:
•They do not reflect our net interest expense;

•They do not reflect gains or losses on sales of operating properties or impairment write-downs of depreciated property and of investment in unconsolidated joint ventures caused by a decrease in value of depreciated property in the affiliate;

•Adjusted EBITDA and Adjusted EBITDAre do not reflect gains and losses on extinguishment of debt and other items that may affect operations; and

•Other companies in our industry may calculate these measures differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, Adjusted EBITDA, EBITDAre and Adjusted EBITDAre should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA, EBITDAre and Adjusted EBITDAre only as supplemental measures.

Net Debt

We define Net debt as total debt less cash and cash equivalents and short-term investments and present this metric for both the consolidated portfolio and for the total portfolio, including the consolidated portfolio and the Company’s pro rata share of unconsolidated joint ventures. Net debt is a component of the Net debt to Adjusted EBITDA ratio, which is defined as Net debt for the respective portfolio divided by Adjusted EBITDA (consolidated portfolio) or Adjusted EBITDAre (total portfolio at pro rata share). We use the Net debt to Adjusted EBITDA and the Net debt to Adjusted EBITDAre ratios to evaluate the Company’s leverage. We believe this measure is an important indicator of the Company’s ability to service its long-term debt obligations.

Non-GAAP Pro Rata Balance Sheet and Income Statement Information

The pro rata balance sheet and pro rata income statement information is not, and is not intended to be, a presentation in accordance with GAAP. The pro rata balance sheet and pro rata income statement information reflect our proportionate economic ownership of each asset in our portfolio that we do not wholly own. These assets may be found in the table earlier in this report entitled, “Unconsolidated Joint Venture Information.” The amounts in the column labeled “Pro Rata Portion Unconsolidated Joint Ventures” were derived on a property-by-property basis by applying to each financial statement line item the ownership percentage interest used to arrive at our share of net income or loss during the period when applying the equity method of accounting. A similar calculation was performed for the amounts in the column labeled “Pro Rata Portion Noncontrolling interests.”

Supplemental Operating and Financial Data for the
Quarter Ended March 31, 2025

We do not control the unconsolidated joint ventures and the presentations of the assets and liabilities and revenues and expenses do not represent our legal claim to such items. The operating agreements of the unconsolidated joint ventures generally provide that partners may receive cash distributions (1) quarterly, to the extent there is available cash from operations, (2) upon a capital event, such as a refinancing or sale or (3) upon liquidation of the venture. The amount of cash each partner receives is based upon specific provisions of each operating agreement and vary depending on factors including the amount of capital contributed by each partner and whether any contributions are entitled to priority distributions. Upon liquidation of the joint venture and after all liabilities, priority distributions and initial equity contributions have been repaid, the partners generally would be entitled to any residual cash remaining based on the legal ownership percentage shown in the table found earlier in this report entitled “Unconsolidated Joint Venture Information”.

We provide pro rata balance sheet and income statement information because we believe it assists investors and analysts in estimating our economic interest in our unconsolidated joint ventures when read in conjunction with the Company’s reported results under GAAP. The presentation of pro rata financial information has limitations as an analytical tool. Some of these limitations include:

•The amounts shown on the individual line items were derived by applying our overall economic ownership interest percentage determined when applying the equity method of accounting and do not necessarily represent our legal claim to the assets and liabilities, or the revenues and expenses; and
•Other companies in our industry may calculate their pro rata interest differently than we do, limiting the usefulness as a comparative measure.

Because of these limitations, the pro rata balance sheet and income statement information should not be considered in isolation or as a substitute for our financial statements as reported under GAAP. We compensate for these limitations by relying primarily on our GAAP results and using the pro rata balance sheet and income statement information only supplementally.

Supplemental Operating and Financial Data for the
Quarter Ended March 31, 2025

Investor Information
Tanger® welcomes any questions or comments from shareholders, analysts, investment managers, and prospective investors. Please address all inquiries to our Investor Relations Department.

Tanger Inc.
Investor Relations
Phone:	(336) 292-3010
Fax:	(336) 297-0931
E-mail:	tangerir@tanger.com
Mail:	Tanger Inc.
3200 Northline Avenue
Suite 360
Greensboro, NC 27408

Supplemental Operating and Financial Data for the
Quarter Ended March 31, 2025